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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CSG SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2013

        The annual meeting of stockholders of CSG Systems International, Inc. (the "Company") will be held at the office of CSG International, 18020 Burt Street, Elkhorn, Nebraska, on Thursday, May 16, 2013, at 8:00 a.m., for the following purposes:

  1.
  To elect three Class I Directors nominated by our Board of Directors.

  2.
  To approve, on an advisory basis, our executive compensation.

  3.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

  4.
  To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

        The Board of Directors fixed the close of business on March 22, 2013, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors of CSG Systems International, Inc.,
Joseph T. Ruble Secretary

April 9, 2013

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 16, 2013

The proxy statement and the Company's Annual Report on Form 10-K are available at www.edocumentview.com/csgs.

        ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

        YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

        IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN "STREET NAME," YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2013

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

Q:    Why am I receiving these materials?

A:
The Board of Directors (the "Board") of CSG Systems International, Inc. ("we," "us," "our" or the "Company") has delivered printed proxy materials to you, on or about April 9, 2013, in connection with the solicitation of proxies for use at our 2013 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

  The Annual Meeting will take place at CSG International, 18020 Burt Street, Elkhorn, Nebraska, on Thursday, May 16, 2013, at 8:00 a.m. local time.

Q:    What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information on our Board, and certain other required information.

Q:    How do I get electronic access to the proxy materials?

A:
You may view our proxy materials at www.edocumentview.com/csgs.

Q:    What items of business will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

•
Proposal 1—To elect three Class I Directors nominated by our Board.

•
Proposal 2—To approve, on an advisory basis, our executive compensation.

•
Proposal 3—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

  We will also consider any other business that properly comes before the Annual Meeting.

Q:    How does the Board recommend that I vote?

A:
Our Board recommends that you vote your shares:

  Proposal 1—"FOR" each of the nominees to the Board.

  Proposal 2—"FOR" the approval, on an advisory basis, of the compensation of our named executive officers, whom we refer to as our NEOs.

  Proposal 3—"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

Q:    What shares can I vote?

A:
You can vote all shares that you own or hold a valid proxy for as of the record date. The Board fixed the close of business on March 22, 2013, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 33,989,098 shares of common stock of the Company, par value $.01 per share ("common stock") outstanding and entitled to vote at the Annual Meeting.

Q:    How many votes am I entitled to per share?

A:
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the record date.

Q:    Can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting; however, you are not required to attend in order to vote your shares.

Q:    How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. All stockholders can vote by proxy over the Internet by following the instructions provided. You can also vote by mail or telephone pursuant to instructions provided on the proxy card or, if you hold shares beneficially in street name, by instructions provided by your broker, bank, trustee or nominee.

Q:    May I change my vote?

A:
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) delivering a new proxy bearing a later date (which automatically revokes your earlier proxy) using any of the available methods described above, (2) providing a written notice of revocation to our Secretary, prior to the vote, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that a majority of the issued and outstanding shares of common stock of the Company entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum provided that the bank, broker, or nominee uses its discretionary authority to vote on at least one routine matter.

Q:    What is the voting requirement to approve each of the proposals?

A:
In the election of directors, Proposal 1, the three persons receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected. The affirmative "FOR" vote of a majority of the votes cast on Proposals 2 and 3 is required for approval of each proposal.

  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers will not be permitted to vote without instructions on any Proposals this year except for the ratification of the appointment of KPMG LLP. In tabulating the voting results for Proposals 1 and 2, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of Proposals 1 and 2, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

Q:    How are votes counted?

A:
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

Q:    Is cumulative voting permitted for the election of directors?

A:
No. You may not cumulate your votes for the election of directors.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Peter E. Kalan and Joseph T. Ruble, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the solicitations by mail, the solicitation of proxies or votes may be made by our directors, officers and regular employees, without additional remuneration, and their appointed agents, in person, by telephone or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse such banks, brokers, and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Q:    Where can I find the voting results of the Annual Meeting?

A:
We intend to announce voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission or SEC no later than four business days after the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS

        The Board has determined that Ms. Obuchowski and Messrs. Cooper, Hughes, Reed, Reznicek, Sica, Smith and Unruh, who are non-employee directors of the Company, are "independent directors" as defined in the applicable rule of The Nasdaq Stock Market, Inc. or NASDAQ.

        The Board has established a process for stockholders of the Company to send communications to the Board or to a specified individual member of the Board. Such communications should be in writing and sent to the Board or individual director in care of the Secretary of the Company at the address shown on the first page of this proxy statement. Depending upon the subject matter of the communication, the Secretary of the Company will (1) forward the communication to all of the members of the Board or to the individual member of the Board to whom the communication is addressed, (2) forward a communication relating to accounting, internal accounting controls or auditing matters to the chair of the Audit Committee of the Board, (3) attempt to respond directly to an inquiry or request involving publicly available information about the Company or its stock or (4) not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. The Secretary of the Company will maintain a log of all communications addressed to the Board or an individual member of the Board which are not forwarded in accordance with this policy. Directors of the Company may review such log at any time and request copies of any of such communications.

        Historically, very few stockholders of the Company have attended the Company's annual meetings of stockholders; almost all stockholders who vote do so by proxy. Accordingly, our policy is that employee directors of the Company are expected to attend annual meetings of stockholders of the Company if their schedules permit and that non-employee members of the Board are not expected to attend annual meetings of stockholders but may if they so desire. Nine of ten directors attended the 2012 Annual Meeting of the Company's stockholders. The Board has scheduled the 2013 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all Board members present at such meeting of the Board also can attend the Annual Meeting.

Director Attendance and Executive Sessions in 2012

        During 2012, the Board held four meetings, and all directors of the Company attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served. Additionally, the Board held four executive sessions during 2012 which included time at each where only independent directors were present.

Audit Committee

        The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is presently composed of Ms. Obuchowski, Mr. Reed and Mr. Reznicek (Chair). The Audit Committee's primary purposes, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and provide oversight of our risk and compliance management programs. The Audit Committee Charter is available on our web site under Investor Relations, Corporate Governance, at http://www.csgi.com. Information on our web site is not incorporated by reference in this proxy statement. As required by the Audit Committee Charter, all of the members of the Audit Committee are "independent directors" as defined in the applicable NASDAQ marketplace rule and also satisfy the other requirements of the NASDAQ marketplace rules applicable to audit committee members. The Board has determined that Messrs. Reed and Reznicek are "audit committee financial experts" as defined by applicable rules. The Audit Committee held six meetings during 2012.

 Risk and Compliance Oversight

        The Audit Committee maintains oversight of the Company's risk management program as determined by the Board. To manage the Company's risk management program, the Company established a Business Risk Committee comprised of our named executive officers (see Compensation Discussion and Analysis beginning on page 22) chaired by our Chief Financial Officer and coordinated by our internal audit department. Our internal audit department reports directly to the Audit Committee. A quarterly report is presented to the Audit Committee by our internal audit department summarizing the material existing and emerging business risks for the Audit Committee's oversight. We also maintain a formal risk assessment and risk mitigation program that is administered by our Chief Financial Officer. This program is reviewed periodically throughout the year by the executive officers of the Company, in conjunction with members of our internal audit department. This process is intended to: (1) identify those risks within the Company that are most likely to affect our business, (2) assign an executive responsible for monitoring and mitigating those risks, and (3) provide a formal mechanism for the assigned responsible executive officer to report back periodically on the adequacy and effect of mitigation efforts. We share the results of this process with the Audit Committee and the Board at each regularly scheduled meeting. In addition, our Chief Compliance Officer reports to the Audit Committee on an annual basis and is authorized to personally communicate with the Audit Committee on all matters relating to our compliance program.

Compensation Committee

        The Board has a standing Compensation Committee, which in 2012 was, and presently is, composed of Messrs. Cooper, Hughes, Sica (Chair), Smith and Unruh. The Compensation Committee meets at least quarterly. The Compensation Committee Charter provides, among other things, that the Committee is to review and recommend to the Board the Company's senior management compensation and benefits policies generally, evaluate the performance of our executive officers, and review and recommend to the Board or, when applicable, take independent actions with respect to the compensation of our executive officers. The Compensation Committee also is responsible for the administration of and the granting of equity awards under our equity plans and for the administration of our Performance Bonus Program for our executive officers. The Compensation Committee Charter is available on our web site under Investor Relations, Corporate Governance, at http://www.csgi.com. Information on our web site is not incorporated by reference in this proxy statement. As required by the Compensation Committee Charter, all of the members of the Compensation Committee are "independent directors" as defined in the applicable NASDAQ rule and also are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held four meetings during 2012.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant

        To assist the Compensation Committee with its responsibilities, the Committee uses the services of an independent compensation consultant selected by the Committee, consults with our Chief Executive Officer and Senior Vice President of Human Resources and draws upon the extensive business experience of the Committee's members. The Compensation Committee directs the independent compensation consulting firm to provide to the Committee a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our executive officer compensation programs (base salaries, performance bonuses and equity awards) with those of a peer group of other publicly owned companies. The Compensation Committee considers the assessment and other data provided by the consultant in arriving at its decisions or recommendations to the Board with respect to base salaries and performance bonuses for our executive officers. The Compensation Committee also considers the information provided by its consultant in determining equity awards for our executive officers. For additional information about our executive compensation program, see the Compensation Discussion and Analysis later in this proxy statement. The Committee is also responsible for ongoing oversight and evaluation of our compensation policies and practices for our employees generally as they relate to risk management of the Company.

        The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. In August 2011, the Committee selected Pearl Meyer & Partners ("PM&P") as its independent compensation consultant. During 2012, PM&P provided only executive compensation guidance to the Committee and did not provide any other services to the Company. During 2012, the Committee requested information from PM&P, our executives and our Board members to enable the Committee to assess the independence of PM&P as the Committee's independent compensation consultant and whether the work of the compensation consultant raised any conflict of interest. The Committee reviewed the information and determined that based on the information provided, the work of PM&P did not raise a conflict of interest.

        While the Board makes the final decisions with respect to the base salaries of our executive officers, the Compensation Committee makes specific recommendations to the Board with respect to salaries and, in arriving at those recommendations, also considers the recommendations of our Chief Executive Officer as to the base salaries of executive officers other than himself.

Determining Non-Employee Director Equity Awards

        In making equity awards to non-employee directors of the Company, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of the Nominating and Corporate Governance Committee and the Board.

Risks Related to Compensation Policies and Practices for All Employees

        The Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Committee in the development of its executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our compensation policies and practices for our employees, including the elements of our compensation programs, to determine whether any elements or program design encourage excessive risk taking. The Board and senior management take into account the following factors that reduce the likelihood of excessive risk taking:

  •
  Our compensation program consists of a balance of multiple elements including base salary, annual cash incentive programs and, for some employees, long-term incentive awards that are earned over a number of years.

  •
  The structure of our annual cash incentives for senior executives includes multiple performance measures that are objective and quantifiable and our sales compensation plan includes provisions to mitigate risk to the Company.

  •
  A significant portion of our executive officers' pay is tied to long-term equity awards based on the achievement of pre-determined levels relating to a specified stock price measure and adjusted earnings per share; both measures, we believe, link the long-term interests of our executives with those of our stockholders.

  •
  Our executive officers are also subject to stock ownership guidelines and compliance with our insider trading policy.

  •
  We have effective management processes including a formal risk assessment process and strong internal controls.

  •
  Our Board and Audit Committee maintain regular oversight of our risk management program.

 Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company at any time during 2012 or on the date of this proxy statement. In 2012, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K. During 2012, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Board has a standing Nominating and Corporate Governance Committee, presently composed of Mr. Cooper (Chair), Mr. Hughes, Ms. Obuchowski and Mr. Smith. The Nominating and Corporate Governance Committee Charter provides, among other things, that the Committee is to identify individuals qualified to become Board members, recommend to the Board nominees for election as directors, recommend directors for appointment to Board committees, evaluate the Board's performance, review and recommend to the Board the compensation of our directors and develop and recommend to the Board the Company's Corporate Governance Guidelines and Code of Conduct. The Nominating and Corporate Governance Committee Charter is available on our web site under Investor Relations, Corporate Governance, at http://www.csgi.com. Information on our web site is not incorporated by reference in this proxy statement. The Nominating and Corporate Governance Committee Charter requires that a majority of the members of the Committee be "independent directors" as defined in the applicable NASDAQ rule. Currently, all Committee members are independent. The Nominating and Corporate Governance Committee held four meetings during 2012.

Process for Selecting Directors

        In recommending to the Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills and areas of expertise (including but not limited to financial and accounting expertise) needed to enable the Board and its committees to properly discharge their responsibilities. The Committee historically has relied upon recommendations from its members and other members of the Board and from our Chief Executive Officer with respect to potential candidates for service on the Board. The Committee considers it necessary for the Board to have at least one of its independent members qualify as an "audit committee financial expert" and takes that requirement into account in making its recommendations to the Board. When assessing and determining a candidate's qualifications, the Committee considers among other things the number and type of other boards on which the candidate serves; other business and professional commitments of the candidate and potential conflicts of interest; the ability and willingness of a candidate to devote the required amount of time to the candidate's responsibilities as a Board member and as a member of one or more committees of the Board; the age, background, reputation, independence, experience, skills and judgment of the candidate; and the diversity of the Board's membership. Directors are expected to exercise their business judgment when acting on behalf of the Company and our stockholders and to adhere to the applicable provisions of our Code of Conduct.

        Our Nominating and Corporate Governance Committee considers diversity when nominating Board members. We interpret the term "diversity" in its broadest sense and believe that it encompasses many attributes, including age, background, experience, skills, substantive expertise, gender, ethnicity, geography and education. Our Board is particularly interested in maintaining a collective group of individuals with experience in the following areas:

  •
  active or retired executive officers of public and private companies;

  •
  operations, finance, accounting, marketing, human resources and sales;

  •
  international business;

  •
  membership on boards of directors of publicly traded companies;

  •
  communication service provider and related industries; and

  •
  technology industry.

Our Board members also should display the personal attributes necessary to be an effective director: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and they all share the personal attributes described above. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards.

Shareholder Recommended Director Candidates

        The Nominating and Corporate Governance Committee will consider qualified nominees for election as directors recommended by our stockholders. A stockholder who wishes to recommend a nominee for consideration by the Nominating and Corporate Governance Committee should submit the recommendation in writing to the Secretary of the Company at the address shown on the first page of this proxy statement, indicating the proposed nominee's qualifications and other relevant biographical information and providing written confirmation of the proposed nominee's consent to serve as a director if nominated and elected. The Secretary of the Company will forward qualifying recommendations from stockholders to the chair of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that stockholder nominations for election to the Board are subject to certain advance notice and informational requirements; stockholders may obtain a copy of the relevant bylaw provisions from the Secretary of the Company at the address shown on the first page of this proxy statement.

Board Leadership Structure

        We believe that different board leadership structures may be appropriate for companies in different situations and that may change from time to time. Since 2005, one of our independent directors has served as non-executive Chair of the Board. Currently, Mr. Reed serves in that position.

        Under our Corporate Governance Guidelines or "Guidelines," our Board has the flexibility to determine or modify our leadership structure, as it deems appropriate. As a result, our Board Chair and Chief Executive Officer may be one person if the Board believes that allocation of responsibilities in this way would be in the best interest of the Company and our stockholders.

        At this time, we believe our current Board leadership structure is beneficial for us because of the additional oversight responsibilities required of directors, and it permits our Chief Executive Officer to devote more time to that position. By separating the role of the Board Chair and Chief Executive Officer positions, the responsibilities of each position can be appropriately delineated and we avoid potential duplication of effort. Our Guidelines provide additional flexibility and the ability to select an appropriate leadership structure based on the then current needs of the Company.

        Our Board currently has eight independent members and one employee director (our President and Chief Executive Officer). We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chair, benefit our Company and our stockholders.

Code of Conduct

        Our Board has adopted a Code of Conduct applicable to all of the directors, officers and employees of the Company and our subsidiaries. Our Code of Conduct and Corporate Governance

Guidelines are available on our web site under Investor Relations, Corporate Governance, at http://www.csgi.com. Information on our web site is not incorporated by reference in this proxy statement. Any future amendments to our Code of Conduct, or any waiver of a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to an element of the code of ethics definition enumerated in Item 406 of Regulation S-K, will be timely posted to our website upon their occurrence. Historically, we have had minimal changes to our Code of Conduct, and have had no waivers of a provision of our Code of Conduct for any of the aforementioned individuals within the applicable definition of the code of ethics.

COMPENSATION OF DIRECTORS

        During 2012, each non-employee director of the Company was eligible to receive an annual fee of $75,000 payable in quarterly installments.

        As of December 31, 2012, the annual Chairperson retainers were as follows: Chair of the Board $50,000, Chair of the Audit Committee $16,000, Chair of the Nominating and Corporate Governance Committee $10,000 and Chair of the Compensation Committee $16,000, all payable in quarterly installments.

        A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Kalan, President and Chief Executive Officer of the Company, is the only current officer or employee of the Company who serves as a director of the Company. No officers or employees of the Company currently serve on any committee of the Board.

2012 Director Compensation

        The following table contains information concerning the compensation of the Company's non-employee directors for 2012. All amounts have been rounded to the nearest dollar.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Ronald H. Cooper	$85,000	$82,455	$167,455
John L. M. Hughes	$75,000	$82,455	$157,455
Janice I. Obuchowski	$75,000	$82,455	$157,455
Edward C. Nafus(2)	$56,250	$82,455	$138,705
Donald B. Reed	$125,000	$82,455	$207,455
Bernard W. Reznicek	$91,000	$82,455	$173,455
Frank V. Sica	$91,000	$82,455	$173,455
Donald V. Smith	$75,000	$82,455	$157,455
James A. Unruh	$75,000	$82,455	$157,455

Totals	$748,250	$742,095	$1,490,345

(1)
This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the accounting rules, FASB ASC Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant, August 15, 2012. Each Board member was granted 4,131 shares of restricted stock in 2012, which will vest one year from the date of grant.

(2)
In September 2012, Edward C. Nafus resigned from the Board. The Stock Awards granted on August 15, 2012 were cancelled upon his resignation.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board is divided into three classes presently consisting of three Class I Directors, three Class II Directors and three Class III Directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2013, 2014 and 2015, respectively, and until their respective successors are elected and qualified.

        In September 2012, Mr. Edward C. Nafus, a Class I Director, resigned from our Board. Our bylaws require that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors fixed by the board of directors. In order to meet this requirement, Mr. Cooper consented to, and the Board at its February 2013 meeting approved, a move of Mr. Cooper from Class II to Class I. As such, Mr. Cooper is included in the Class I Directors nominated for election this year.

        Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Messrs. Cooper and Reed and Ms. Obuchowski, as the Class I Directors to serve until 2016. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company presently expects that all of the three nominees will be able to serve.

The Board recommends that stockholders vote FOR the election of
Messrs. Cooper and Reed and Ms. Obuchowski as Class I Directors.

        The following information relates to the Board's nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class I Directors—Term Expires in 2016:

RONALD H. COOPER
Age: 56	Board Committees:
Director Since: November 2006	• Compensation Committee
• Nominating and Corporate Governance Committee (Chair)

        Mr. Cooper most recently served as the President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. from 2009 through 2012. Prior to this position, Mr. Cooper was a Principal at Tufts Consulting LLC from 2006 through 2009. He previously spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and Chief Operating Officer from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision, Inc. He has held various board and committee seats with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

Skills and Qualifications

        Corporate Governance—Director and committee positions on various industry executive associations and non-profit boards.

        HR/Talent Management—Experience in the acquisition and development of executive talent.

        Industry Experience—Nearly 25 years of experience in the communications industry serving in executive positions at Adelphia, AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision.

        Leadership Experience—Served in multiple senior executive roles, including as President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. and as President and Chief Operating Officer at Adelphia Communications.

        Technology Experience—Experience in developing and investing in advanced technologies to drive business success, having served as Chief Operating Officer at Adelphia Communications.

JANICE I. OBUCHOWSKI
Age: 61	Board Committees:	Other Public Directorships:
Director Since: November 1997	• Audit Committee	• Orbital Sciences Corporation
	• Nominating and Corporate Governance Committee	• Inmarsat
Former Public Directorships Held During the Past Five Years:
• Stratos Global Corporation (January 2008) Audit Committee

        Ms. Obuchowski is the founder and President of Freedom Technologies, Inc., a research and consulting firm providing public policy and strategic advice to companies in the communications sector, government agencies and international clients, since 1992. She was previously Chairman and Founder of Frontline Wireless, Inc., a public safety network start-up from 2007 through 2008. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radiocommunication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce and as Administrator for the National Telecommunications and Information Administration. Ms. Obuchowski also has served on several non-profit boards. She holds a J.D. degree from Georgetown University and a B.A. degree from Wellesley College, and also attended the University of Paris.

Skills and Qualifications

        Corporate Governance—Experience from her service as a director of multiple public companies and non-profit organizations.

        Government Experience—From prior positions and appointments in the public sector, a comprehensive understanding of public policy and government regulations directly related to the communications sector, the Company's largest market.

        HR/Talent Management—Experience in the acquisition and development of executive talent. Chair of HR and compensation committees of public corporations.

        Industry Experience—Extensive knowledge and expertise on various facets of the competitive landscape and government regulations impacting the communications sector.

        International Experience—Experience in international business affairs through her current and prior board positions, government appointments supporting international communications policies, and as head of international government relations at NYNEX.

        Leadership Experience—Current President of Freedom Technologies, Inc. and former Chairman of Frontline Wireless. Led NTIA, government agency with policy, spectrum management, and government research facility responsibilities. Led major U.S. delegations and support personnel at international conferences.

DONALD B. REED
Age: 68	Board Committees:
Director Since: May 2005	• Audit Committee
Chairman Since: January 2010
Former Public Directorships Held During the Past Five Years:
• Intervoice, Inc. (2008)
• Idearc Media (formerly Verizon Yellow Pages) (November 2009)

        Mr. Reed is retired, having served as Chief Executive Officer of Cable & Wireless Global from May 2000 to January 2003. Cable & Wireless Global, a subsidiary of Cable & Wireless plc, is a provider of internet protocol (IP) and data services to business customers in the United States, United Kingdom, Europe and Japan. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed's career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company's regional, national and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed holds a B.A. degree in History from Virginia Military Institute.

Skills and Qualifications

        Corporate Governance—Experience serving as a director of multiple public companies and his current position as Chairman of Oceus Networks Inc.

        Financial Experience—Held executive management positions at several multi-billion dollar corporations where he developed expertise in financial management, risk assessment, investment knowledge and strategic business development.

        Government Experience—Responsibility for directing regional, national and international government affairs, public policy initiatives, including legislative and regulatory matters in various executive-level positions at NYNEX.

        HR/Talent Management—Extensive experience in developing and implementing strategies and policies for the acquisition and development of executive talent including an assignment as Vice President of Human Resources at NYNEX.

        Industry Experience—Over 30 years of experience in the domestic and international telecommunications industry, including his most recent assignment as Chief Executive Officer for Cable & Wireless Global.

        International Experience—Experience from his service on the boards of international companies and as a member of senior management for large, global communications companies.

        Leadership Experience—Served as Chief Executive Officer for Cable & Wireless Global and as President and Group Executive for NYNEX Corporation.

Class II Directors—Term Expires in 2014:

JOHN L. M. HUGHES
Age: 61	Board Committees:	Other Public Directorships:
Director Since: March 2011	• Compensation Committee	• Spectris plc (Chairman)
	• Nominating and Corporate Governance Committee	• Telecity Group plc (Chairman)
• Sepura plc (Chairman)
• Just-Eat Group (Chairman)
• Vitec Group plc
Former Public Directorships Held During the Past Five Years:
• NICE-Systems Ltd. (September 2011)
• Intec Telecom Systems plc (Chairman, November 2010)
• Chloride Group plc (September 2010)
• Parity Group plc (Chairman/Deputy Chairman, May 2010)
• Barco N.V. (April 2009)

        Mr. Hughes previously served as Chairman of the Board for Intec Telecom Systems plc for nearly six years until the company was acquired by us in 2010. Mr. Hughes currently serves as Chairman of the Board for several public corporations and for privately-held AIRCOM International Limited. He also is a Director for Bi\Holding Group, a privately held stationery supplies company. Mr. Hughes has been an advisor to Oakley Corporate Finance since 2012 and previously served as an advisor to Advent International, a private equity fund, from 2008 to 2011. Prior to his board positions, from 2000 to 2004, Mr. Hughes served as Executive Vice President and Chief Operating Officer for Thales Group, a leading European provider of complex systems for the defense, aerospace and commercial markets. Prior to 2000, he served as President of GSM/UMTS Wireless Networks of Lucent Technologies, and as the Director of Convex Global Field Operations and Vice President and Managing Director of Convex Europe, a division of Hewlett-Packard Company. Mr. Hughes holds a B.S. degree in Electrical and Electronic Engineering from the Hatfield Polytechnic (now the University of Hertfordshire).

Skills and Qualifications

        Corporate Governance—Through his roles as chairman and director for several companies, Mr. Hughes has extensive knowledge of public company governance functions in monitoring the performance of the Chief Executive Officer, approving annual budgets and compensation, and in being accountable to the stakeholders for the organization's performance.

        Financial Experience—Extensive experience in leading global companies, making and integrating acquisitions, implementing restructuring programs, and enhancing shareholder value through effective management reelection and development sales growth strategies and operational excellence.

        Industry Experience—An acute understanding of the primary industries that we serve, including cable, telecommunications and wireless.

        International Experience—Experience as a member of senior management for large, global communications and technology companies.

        Leadership Experience—Several chairman and director positions, as well as senior executive positions at various international communications and technology companies including lengthy periods living and working in the United States and France. Direct responsibility for major joint ventures in Japan and Australia and large development centers in India and China.

        Technology Experience—Experience in working with providers of technology solutions in industries similar to the Company's, including customer care and billing, network management, IP and cellular networks, and data centers.

BERNARD W. REZNICEK
Age: 76	Board Committees:	Other Public Directorships:
Director Since: January 1997	• Audit Committee (Chair)	• Pulte Group, Inc.
Chairman: 2005 to 2009
Former Public Directorships Held During the Past Five Years:
• INFOGROUP Inc. (July 2010)

        Mr. Reznicek provides consulting services as President and Chief Executive Officer of Premier Enterprises and is Chairman of Erra, Inc., a privately-held clean technology company. Mr. Reznicek also serves on the Board of Central States Indemnity Company of Omaha, a Berkshire Hathaway company, where he served as an executive for the company from 1997 to 2003. He has 40 years of experience in the electric utility industry, having served as Chairman, President and Chief Executive Officer of Boston Edison Company, and Chief Financial Officer and then later President and Chief Executive Officer of Omaha Public Power District. He also served as Dean of the College of Business for Creighton University. Mr. Reznicek holds an M.B.A. degree from the University of Nebraska-Lincoln and a B.S.B.A. degree from Creighton University.

Skills and Qualifications

        Corporate Governance—Experience from positions as chairman and as a director of numerous public and private companies.

        Financial Experience—Extensive financial analysis, compliance and risk assessment aptitude through his executive positions with Boston Edison Company, Omaha Public Power and Central States Indemnity Company of Omaha.

        HR/Talent Management—Experience in the acquisition and development of executive talent.

        Industry Experience—Over 40 years of experience in the electric utility industry, including an acute understanding of business practices and special industry concerns in this potential new market for the Company's services.

        Leadership Experience—Serves as President and Chief Executive Officer of Premier Enterprises and Chairman of Erra, Inc. Held senior executive positions at various utility companies, including as Chairman, President and Chief Executive Officer of Boston Edison Company, and President and Chief Executive Officer of Omaha Public Power District.

DONALD V. SMITH
Age: 71	Board Committees:
Director Since: January 2002	• Compensation Committee
• Nominating and Corporate Governance Committee

        Mr. Smith is presently retired. Previously, he served as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he has been associated from 1988 through 2009, and where he served on the board of directors. From 1978 to 1988, he served as Principal with Morgan Stanley & Co. Inc., where he headed their valuation and reorganization services. He is also on the board of directors of several non-profit organizations.

Mr. Smith holds an M.B.A. degree from the Wharton Graduate School of the University of Pennsylvania and a B.S. degree from the United States Naval Academy.

Skills and Qualifications

        Corporate Governance—Experience serving as a director of several public and non-profit companies.

        Financial Experience—Over 40 years of expertise in financial, investment and valuation analysis as an executive professional dealing with corporate finance, mergers, acquisitions, financial restructurings and other financial activities such as public and private financings, repurchasing public stock and joint ventures.

        Industry Experience—Significant industry-specific advisory experience in markets directly related to the Company's core competency, namely business services, data processing, software and information technology.

        International Experience—Experience in international investment banking and service to clients in various industries around the world.

        Leadership Experience—Held senior executive positions with international investment firms, notably as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc. and as Principal with Morgan Stanley & Co. Inc.

Class III Directors—Term Expires in 2015:

PETER E. KALAN
Age: 53
Director Since: December 2007
President and Chief Executive Officer Since: December 2007

        Mr. Kalan currently serves as the Company's President and Chief Executive Officer. He joined the Company in January 1997, was appointed as Chief Financial Officer in August 2000, and named an Executive Vice President in 2004. In April 2005, he became Executive Vice President of Business and Corporate Development. In December 2007, Mr. Kalan was appointed Chief Executive Officer and President and a member of the Board. Prior to joining the Company, he was the Chief Financial Officer at Bank One, Chicago. He also held various other financial management positions with Bank One in Texas and Illinois from 1985 through 1996. Mr. Kalan holds a B.A. degree in Business Administration from the University of Texas at Arlington.

Skills and Qualifications

        Corporate Governance—Experience serving as a director on industry association and non-profit boards.

        Financial Experience—Extensive knowledge of financial planning, corporate accounting, tax, budgeting, financial reporting, ethics, compliance and risk management, having served as Chief Financial Officer of the Company and at Bank One, Chicago.

        HR/Talent Management—Experience in the acquisition and development of executive talent.

        Industry Experience—Extensive knowledge of the businesses and markets we serve, which provides the Board with an acute understanding of business practices and special industry concerns.

        Leadership Experience—As the Company's current Chief Executive Officer and President, brings executive level leadership, strategic thinking, business development and strong financial oversight skills to the Board.

FRANK V. SICA
Age: 62	Board Committees:	Other Public Directorships:
Director Since: 1994	• Compensation Committee (Chair)	• JetBlue Airways
• Kohl's Corporation
• Safe Bulkers, Inc.
Former Public Directorships Held During the Past Five Years:
• NorthStar Realty Finance Corporation (April 2010)

        Mr. Sica is currently a Managing Partner of Tailwind Capital. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 until 2003, he was President of Soros Private Funds Management, where he oversaw the direct real estate and private equity investment activities of Soros. In 1998, he joined Soros Fund Management where he was a Managing Director responsible for Soros' private equity investments. Mr. Sica was previously Managing Director for Morgan Stanley Merchant Banking Division. Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

Skills and Qualifications

        Corporate Governance—Experience serving as a director of multiple large public companies.

        Financial Experience—Wide-ranging experience in venture capital, private equity, mergers and acquisitions, capital markets, management recruitment, executive compensation and strategic planning across a broad range of commercial industries from his work at Morgan Stanley, Soros and now at Tailwind Capital.

        International Experience—Experience in investment banking serving international clients and through his service as a board member of a global company. Experience in international mergers and acquisitions.

        Industry Experience—Comprehensive understanding of the Company's business and markets, having served as a director of the Company for over 18 years.

JAMES A. UNRUH
Age: 72	Board Committees:	Other Public Directorships:
Director Since: June 2005	• Compensation Committee	• Prudential Financial, Inc.
• Tenet Healthcare Corporation
Former Public Directorships Held During the Past Five Years:
• CenturyLink, Inc. (May 2012)
• Qwest Communications International, Inc. (March 2011)

        Mr. Unruh became a founding Principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation from 1987 to 1997, including serving as its Chairman and Chief Executive Officer from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation, a predecessor of Unisys Corporation. Prior to 1982, Mr. Unruh was Chief Financial Officer with Memorex Corporation and also held various executive positions with Fairchild Camera and Instrument Corporation, including Chief Financial Officer. He holds an M.B.A. degree from the University of Denver and a B.S. degree from Jamestown College.

Skills and Qualifications

        Corporate Governance—Experience serving as a director of several public and private companies.

        Financial Experience—Broad-based understanding of investments and corporate development in pursuing long-term strategic business objectives as a principal of Alerion Capital Group and as Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

        International Experience—Senior executive and director positions with several large public companies with global operations.

        Leadership Experience—Chairman and Chief Executive Officer with Unisys Corporation and Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

        Sales and Marketing Experience—Extensive experience in marketing at several large public companies.

        Technology Experience—Unique combination of an in-depth competency of information technology with business and financial management experience through critical executive positions at leading multinational technology firms.

Other Board Information

        There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee or executive officer of the Company and any other person pursuant to which such director, nominee or executive officer was selected for such position.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The table below sets forth each stockholder known by the Company to own beneficially more than 5% of the outstanding common stock as of February 28, 2013.

 Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc.	2,654,688	(1)	7.75%
40 East 52nd Street
New York, New York 10022
The Vanguard Group.	2,006,700	(2)	5.86%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
River Road Asset Management, LLC	1,986,869	(3)	5.80%
462 South 4th Street, Suite 1600
Louisville, Kentucky 40202
The Bank of New York Mellon Corporation	1,806,278	(4)	5.27%
One Wall Street, 31st Floor
New York, New York 10286
Renaissance Technologies LLC.	1,786,822	(5)	5.22%
800 Third Avenue
New York, New York 10022
LSV Asset Management	1,707,407	(6)	4.98%
155 North Wacker Drive, Suite 4600
Chicago, Illinois 60606

(1)
On February 8, 2013, BlackRock, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2012, BlackRock, Inc. held an ownership position of 7.87% of the common stock outstanding and had sole voting power and sole dispositive power over all of these shares.

(2)
On February 11, 2013, Vanguard Group, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2012, The Vanguard Group held an ownership position of 5.95% of the common stock outstanding and, of these total shares, had sole voting power over 47,041 shares, sole dispositive power over 1,962,059 shares, and shared dispositive power over 44,641 shares.

(3)
On February 14, 2013, River Road Asset Management, LLC filed Schedule 13G with the SEC stating that, as of December 31, 2012, River Road Asset Management, LLC held an ownership position of 5.90% of the common stock outstanding and, of these total shares, had sole voting power over 1,796,619 shares and sole dispositive power over 1,986,869 shares.

(4)
On February 4, 2013, The Bank of New York Mellon Corporation filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2012, The Bank of New York Mellon Corporation held an ownership position of 5.36% of the common stock outstanding and, of these total shares, had sole voting power over 1,780,292 shares, shared voting power over 1,180 shares, sole dispositive power over 1,799,608 shares, and shared dispositive power over 6,670 shares.

(5)
On February 12, 2013, Renaissance Technologies LLC filed Schedule 13G with the SEC stating that, as of December 31, 2012, Renaissance Technologies LLC held an ownership position of 5.30% of the common stock outstanding and, of these total shares, had sole voting power over 1,713,751 shares, sole dispositive power over 1,758,266 shares, and shared dispositive power over 28,556 shares.

(6)
On February 13, 2013, LSV Asset Management filed Schedule 13G with the SEC stating that, as of December 31, 2012, LSV Asset Management held an ownership position of 5.06% of the common stock outstanding and had sole voting power and sole dispositive power over all of these shares.

Directors and Executive Officers

        The table below sets forth to the Company's knowledge the beneficial ownership of common stock by each director and each executive officer of the Company named in the 2012 Summary Compensation Table on page 36, individually, and by all directors and executive officers of the Company as a group as of February 28, 2013.

Name of Beneficial Owner	Total Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Common Stock Outstanding
Ronald H. Cooper	27,068	*
Bret C. Griess	186,599	*
Michael J. Henderson	146,411	*
John L.M. Hughes	9,078	*
Peter E. Kalan	481,665	1.41%
Janice I. Obuchowski	33,986	*
Donald B. Reed	33,068	*
Bernard W. Reznicek	37,162	*
Joseph T. Ruble	146,345	*
Frank V. Sica	39,750	*
Donald V. Smith	33,068	*
James A. Unruh	30,068	*
Randy R. Wiese	175,610	*

All directors and executive officers as a group (13 persons)	1,379,878	4.03%

*
Less than 1% of the outstanding common stock.

(1)
Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)
Includes restricted shares of common stock awarded under the 2005 Stock Incentive Plan of the Company, which have not vested. Each holder of restricted shares may vote such shares but may not sell, transfer or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. The persons named in this table held the numbers of unvested restricted shares shown opposite their respective names as of February 28, 2013:

Name	Number of Unvested Restricted Shares
Ronald H. Cooper	4,131
Bret C. Griess	156,489
Michael J. Henderson	125,987
John L.M. Hughes	4,131
Peter E. Kalan	291,782
Janice I. Obuchowski	4,131
Donald B. Reed	4,131
Bernard W. Reznicek	4,131
Joseph T. Ruble	117,588
Frank V. Sica	4,131
Donald V. Smith	4,131
James A. Unruh	4,131
Randy R. Wiese	136,802

Total	861,696

Share Ownership Guidelines

          The Board established share ownership guidelines for our directors and executive officers in 2007 and amended the guidelines in 2012. The guidelines currently provide that (1) each director should own at least 13,000 shares of common stock, (2) the Chief Executive Officer should own at least that number of shares of common stock which is equal in value to three times his base salary, and (3) each other executive officer should own at least that number of shares of common stock which is equal in value to one time his base salary. Each individual is expected to attain the minimum ownership level within four years of his or her date of appointment. As of February 28, 2013, each of our executive officers and Board members owned shares consistent with the applicable ownership guidelines.

Hedging and Pledging Prohibition

          As part of our insider trading policy, all employees, including our NEOs, and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging our securities and engaging in transactions that are designed to hedge or offset any decrease in the market value of our stock. All employees and non-employee directors are in compliance with these prohibitions.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company's equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

          Based solely on its review of the copies of such forms submitted to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains our executive compensation program as it relates to the following named executive officers, or NEOs, whose compensation information is presented in the tables following this discussion:

Peter E. Kalan	President and Chief Executive Officer (CEO)
Randy R. Wiese	Executive Vice President and Chief Financial Officer (CFO)
Joseph T. Ruble	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
Bret C. Griess	Executive Vice President and Chief Operating Officer
Michael J. Henderson	Executive Vice President, Sales and Marketing

Executive Summary

Company Overview and Business Strategy

        We are one of the world's largest and most established business support solutions providers. We primarily serve the communications industry, whose businesses have evolved from a single product offering to a highly complex, highly competitive, multi-service product offering. Our proven approach and solutions are based on our broad and deep experience in serving clients in evolving industries. Our approach is to use the best technology to enable service providers to meet ever-changing market demands.

        Our solutions help businesses streamline and scale operations, introduce and adapt products and services to meet customer demands, and address the challenges and opportunities brought about by change. We offer a broad suite of solutions to help our clients improve their business operations. Our solutions help create more compelling product offerings and an enhanced customer experience, while at the same time efficiently managing the cost structure. Over the years, we have focused our research and development and acquisition investments on expanding our solutions. As a result, we offer a differentiated, real-time and personal experience for our communications service providers to offer their consumers. We offer an extensive suite of solutions that includes revenue management, content management and monetization, customer interaction management, as well as analytics and intelligence.

        Our business strategy is to grow our revenues, profitability and stockholder value by focusing on the following:

  •
  creating recurring relationships;

  •
  expanding our product and services portfolio through continuous innovation;

  •
  increasing our value proposition through continuous improvement;

  •
  delivering on our commitments; and

  •
  bringing new skills and products to market.

Our Overall 2012 Performance

        We had a solid performance in 2012 in which we exceeded our financial planning targets for the year and continued to grow our business. We expanded the portfolio of products used in our clients' businesses—helping them roll out new products and services, drive cost efficiencies and enhance their customers' experience—while continuing to invest in our people and our products in a prudent and thoughtful manner. We added new clients, products, employees and expertise through our own internal efforts as well as through acquisition.

        Key highlights of our 2012 performance include the following:

  •
  We grew our 2012 revenues to $757 million, a 3 percent increase over the prior year.

  •
  We were able to grow and strengthen our position with our three largest clients (Comcast Corporation, DISH Network, and Time Warner Cable), which collectively make up approximately 44% of our total annual revenues. During 2012, we grew our total revenues from these three clients almost eight percent over our comparable 2011 revenues, and we also extended our contract with Time Warner Cable for an additional four years.

  •
  We made history by migrating our second largest customer—DISH Network with approximately 14 million customer accounts—onto our Advanced Convergent Platform in one weekend. This was one of the largest conversions of customer accounts onto a new platform in the history of the North American cable and satellite industry.

  •
  We completed the stabilization of our Asia Pacific Region with management and personnel changes that were made in mid-2011. We believe that we are now in a better position to actively participate in the growth being experienced in this region.

  •
  We acquired the telecom industry's market-leading trading and routing software solutions provider, Ascade Holding AB, based in Sweden, allowing us to strengthen our leadership position in the telecommunications wholesale billing and settlements marketplace.

  •
  We implemented several income tax improvement initiatives during 2012 that should provide for a sustained improvement in our effective income tax rate going forward over our more recent historical levels.

  •
  We generated $127 million in operating cash flows, ending the year with $169 million of cash, cash equivalents and short-term investments.

  •
  We improved our capital position by refinancing our existing term credit facility to take advantage of improved market conditions since the debt was taken out in 2010. Under the new agreement for $150 million of term debt, we extended the term from 2015 to 2017, reduced the interest rate by 175 basis points from current levels, and generally improved the financial covenants.

  •
  We repurchased approximately 823,000 shares of our common stock for $13 million, acquired Ascade for $19 million, paid down our long-term debt by $40 million and made capital expenditures of approximately $33 million.

2012 Executive Compensation Highlights

        Our executive compensation in 2012 reflects the positive results that we achieved. The following summary highlights how the Company's 2012 performance impacted the specific compensation elements of our NEOs:

  •
  Base Salary:    Following our annual review of competitive salary data, including a review of our peer group and the external market, each NEO's base salary was modestly increased by 2% during 2012.

  •
  Annual Incentive Program:    Consistent with our business strategy to grow our revenues and profitability, annual performance bonus awards for our executives were based primarily on the Company's achievement of predetermined Revenue and Adjusted Operating Income targets. As a result of our exceeding these performance-based measures, our NEOs earned an above target payout under the Annual Performance Bonus Plan for 2012.

  •
  Long-Term Incentive, or LTI, Program:    Fifty percent of our LTI program was delivered in the form of time-based restricted stock that vests over four years, and the other fifty percent was delivered in the form of performance-based stock that vests over three years contingent upon the achievement of either a specified Stock Price Measure or an Adjusted Earnings Per Share (EPS) target. The Committee made an independent assessment after consulting with its independent compensation consultant and considering competitiveness within our peer group to determine the value for the LTI grants to our NEOs.

  •
  Other:    NEOs are generally entitled to the same benefits as other employees of the company, and may also participate in the Company's nonqualified deferred compensation plans.

Named Executive Officer (NEO) Pay-for-Performance Compensation Plan

        Our executive compensation program is intended to create a strong link between pay and the Company's performance, as well as to attract and retain qualified executives. The 2012 performance measures selected for our annual and long-term incentive plans are designed to align executive pay with stockholder return over the short- and long-term. The program is designed such that 50% or more of each NEO's total target compensation is based on performance against pre-selected measures.

        In 2012, compensation payouts aligned with Company performance. The table below shows how our 2012 results compare to the predetermined targets for the performance-based measures used in the Annual Performance Bonus and Long-Term Incentive Awards programs.

	2012 Results	2012 Target
Annual Incentive Payout Targets
Revenue	$756.9 million	$750.0 million
Adjusted Operating Income(1)	$122.1 million	$112.0 million
Long-Term Incentive Payout Targets
Adjusted EPS(2)	$3.24	$2.40
Stock Price Measure(3)	$19.70	$17.60

(1)
Adjusted Operating Income is a non-GAAP measure. See 2012 Compensation: 2012 Annual Performance Bonuses on page 29 for more information and an explanation of how the Adjusted Operating Income amount is determined.

(2)
Adjusted EPS is a non-GAAP measure. See 2012 Compensation: 2012 Long-Term Incentive Awards on page 31 for more information and an explanation of how the Adjusted EPS amount is determined.

(3)
See 2012 Compensation: 2012 Long-Term Incentive Awards on page 31 for more information and an explanation of how Stock Price Measure is determined.

As a result of our exceeding these performance-based measures, our NEOs earned an above target payout under the Annual Performance Bonus Plan for 2012. Additionally, the 2012 Adjusted EPS and Stock Price Measure targets required for the first vesting of the 2012 Long-Term Incentive Awards were met, and as such, vesting occurred. The Company also attained the specified 2010 and 2011 Adjusted EPS targets, and therefore vested the final one-third of the 2010 and the second one-third of the 2011 performance-based restricted stock awards. Since the second one-third of the 2011 performance-based award vested, the first one-third (which had not previously vested), became vested this year as well. For more information about our 2012 NEO compensation see 2012 Compensation on page 28.

 Company Response to 2012 Say-on-Pay Results

        Eighty-four percent (84%) of the votes cast at our 2012 annual meeting of stockholders approved, on an advisory basis, of the compensation paid to our NEOs. We value the opinions of our stockholders and considered the results of their vote on executive pay in several ways during 2012. Our Compensation Committee considered the results of this advisory vote when making compensation decisions for the NEOs, along with other factors, such as the Company's pay-for-performance philosophy and a competitive market analysis of peer companies. In addition, the committee instructed its independent compensation consultant, PM&P, to review our annual performance bonus and long-term incentive awards programs for alignment with stockholder interests and correlation to company performance. We believe our incentive programs demonstrate a strong link between the pay of our NEOs, company performance and stockholder returns.

        For 2013, we have made some significant changes to the compensation program for our NEOs by increasing the percentage of total compensation that is performance-based and therefore at-risk. One critical change was to increase the percentage of each NEO's equity award that is performance-based from 50% to 60% (the 40% balance of each equity award will vest ratably in equal annual increments over a four year period). We believe these changes further strengthen the alignment between our NEO compensation program and our stockholders.

Good Governance and Best Compensation Practices

        In addition to providing a compensation program that focuses on pay-for-performance, we believe that the following good compensation governance and sound practices reinforce our business strategy, culture and values:

  •
  Our performance-based compensation is designed to achieve our business strategy and enhance stockholder value.    The financial performance metrics for performance-based compensation are: Revenue, Adjusted Operating Income, Adjusted EPS and a specified Stock Price Measure, which are all key financial measures that demonstrate our execution of our long-term business strategy. For additional information about our business strategy see Company Overview and Business Strategy on page 22.

  •
  We place an emphasis on the long term.    We award a significant portion of our total compensation in the form of long-term equity awards, 50% of which is in the form of performance-based stock that vests over a three-year period only upon achievement of specific financial measures.

  •
  We seek to align the financial interests of our executives with our stockholders through equity awards and share ownership guidelines.    Our NEOs are expected to maintain share ownership levels consistent with our share ownership guidelines. For additional information see Share Ownership Guidelines on page 26.

  •
  We have a policy prohibiting hedging and pledging transactions involving our stock.    Our NEOs and other insiders are prohibited from selling our stock short or entering into transactions in puts or calls that raise similar concerns regarding speculation of our stock. For additional information see Hedging and Pledging Prohibition on page 21.

  •
  We provide only limited perquisites and other benefits.    Our NEOs are eligible for only limited perquisites and benefits including Company 401(k) plan contributions. For additional information see the 2012 Summary Compensation Table on page 36.

  •
  Independent Compensation Consultant.    Our Compensation Committee has engaged an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

 Share Ownership Guidelines

        We implemented share ownership guidelines in May 2007 for our executive officers and Board members and amended the guidelines to increase Board member share ownership in November 2012. Each individual is expected to attain the minimum ownership level within four years of his or her date of appointment. Below is a summary of the minimum share ownership levels:

Minimum Share Ownership Level
CEO	Value equal to 3 times annual base salary
Other executive officers	Value equal to 1 time annual base salary
Board members	13,000 shares

Many of our Board members and executive officers maintain share ownership levels that exceed the minimums. Ownership levels are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock. As of February 28, 2013, each of our executive officers and Board members owned shares consistent with applicable guidelines.

Our Compensation Process

Determining Executive Compensation

        Our Compensation Committee evaluates and recommends to the Board the base salary for each of our NEOs. The committee has independent authority to establish annual incentive bonus targets and make grants and awards under our stock incentive plans and performance bonus program. When making compensation decisions and recommendations, the committee considers the following primary items: (1) competitive peer group and market information and guidance provided by its independent compensation consultant, (2) Company audited financial results, (3) individual performance reviews provided by the CEO, (4) Compensation Committee and Board evaluations of the CEO, and (5) attainment of the performance-based criteria for the annual performance bonus and long-term incentive awards. The Compensation Committee and our Board also evaluate our executives based on direct observation of their performance.

Role of the Independent Compensation Consultant and Management

        Our Compensation Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel and other advisers to assist the committee in the performance of its responsibilities. The committee is responsible for the appointment and oversight of its compensation consultant and other advisers and has the sole authority to approve the fees, scope and other terms of engagement with its compensation consultant and other advisers with adequate funding provided by the Company. The committee is also responsible for determining the independence of its compensation consultant and other advisers. Our management is available at the request of the committee to assist the consultant by providing historical pay data and management's perspective on the Company's competitive environment for recruiting managerial talent. Our CEO provides performance evaluations and makes recommendations for the compensation of other NEOs. As required by the committee's charter, the CEO may not be present during committee deliberations or voting regarding CEO compensation.

        For 2012, the Compensation Committee engaged PM&P as its independent compensation consultant to advise it on executive compensation matters. The committee instructed PM&P to take a broad view of the competitive compensation landscape to assist the committee in structuring a compensation program for our NEOs. We believe that this broader view of compensation practices has enabled us to attract and retain a highly talented executive team with a balance of short- and long-term compensation that aligns NEO focus with stockholder returns. PM&P reviewed compensation data available from peer company proxy statements and published survey sources using position matches and data analyses that are selected as best representative of comparable positions in our industry. For additional information regarding peer group component companies and pay of our NEOs compared to the peer group see Peer Group and NEO Compensation on page 32.

Compensation Mix

        Our Compensation Committee has established three core components of each NEO's total direct compensation, which together provide a balanced program that emphasizes pay for performance. The table below describes the three core components and illustrates the percentage of compensation the NEOs would receive, if paid at target level, by component:

Components of NEO Total Direct Compensation

Core Component	Purpose and Objective	Percentage of Total Compensation by Core Component at Target	Form
Base Salary	Provide base compensation that is competitive and reflects the scope of responsibility, level of authority and overall duties of the position	17 - 25%	Cash
Annual Performance Bonus	Provide an annual bonus opportunity tied to Company performance and achievement of individual performance objectives	22 - 26%	Cash
Long-Term Incentive Awards	Provide equity awards tied to Company performance over the long term and align NEO interests with stockholder value; and	25 - 28%	Restricted Stock Awards
	Provide time-based equity awards that vest ratably over a four-year period to incent executive performance over the long term and encourage retention	25 - 28%	Restricted Stock Awards

Overview of Core Compensation Components

        Base Salary.    The objectives used for determining base salary are to provide a base salary that is:

  •
  Competitive with individuals holding similar positions in our peer group; and

  •
  Consistent with the position, responsibilities and individual performance of the NEO.

        For 2012, the Compensation Committee considered a base salary for an NEO to be competitive generally if it was near the median (or 50th percentile) of the peer group. As noted above, the Compensation Committee recognizes that these comparisons may not align perfectly because executive titles and responsibilities at peer group companies frequently are not entirely comparable to responsibilities of our NEOs with similar titles.

        Annual Performance Bonus.    The objectives for the annual performance bonus are to:

  •
  Provide a cash performance bonus opportunity to the NEOs in an amount which would result in total annual cash compensation for the year (base salary plus cash bonus) that is competitive with the peer group; and

  •
  Structure the annual performance bonus program to promote achievement of annual financial objectives of meaningful increases in our Revenue and Adjusted Operating Income which advance the Company's long-term success and enhance stockholder value.

        The Compensation Committee considered the information and advice provided by PM&P before making its own assessment and then recommended base salaries and annual bonus targets to the Board for each of the NEOs. Together, the base salary and target annual performance bonus amounts are intended to bring the total annual cash compensation of each NEO generally between the 50th and 75th percentile of peer group compensation (assuming that performance bonuses are earned in an amount at or near 100% of target). In 2012, PM&P reviewed and discussed with the committee both the peer group data and benchmark survey data for similar positions.

        Long-Term Incentive Awards.    The objective for the long-term incentive awards is to align overall NEO compensation with long-term stockholder return by providing an equity component that directly coincides with stockholder value. Currently, our equity component includes annual grants of restricted stock, of which 50% of the shares vest ratably over a four-year period and the other 50% vest ratably over a three-year period only upon achievement of specific performance-based criteria. We believe this program design encourages retention and aligns the financial interests of our NEOs with those of our stockholders.

        Equity grants to our NEOs are generally made annually, concurrent with their individual performance reviews. The Compensation Committee considers equity awards together with the other elements of our NEO's compensation package. In determining the amount of restricted stock to award our NEOs, the committee considers awards competitive with our peer group. Because the comparative data with respect to performance-based equity awards is limited, the committee makes an independent assessment after consultation with its compensation consultant (based on available data and the members' extensive business experience) as to the number of shares to grant to each NEO. The amount of the award is based on the value of the shares at the time of the grant in relation to (1) the NEO's cash compensation; (2) the performance targets for the performance-based grants and the potential difficulty in their achievement; and (3) the corporate position and responsibilities of each NEO.

        Total Direct Compensation.    The Compensation Committee targets total direct compensation for our NEOs between 65-75% of our peer group's total direct compensation.

2012 Compensation

2012 Annual Base Salaries

        Base salary decisions involve several considerations such as competitive peer group information, scope of each NEO's role, tenure and experience, as well as individual performance. After considering the competitive information provided by PM&P, recommendations from the CEO with respect to other

NEOs and its own evaluation of NEO performance, the Compensation Committee recommended to the Board (and the Board approved) the following 2012 salary increases for the NEOs:

Named Executive Officer	2012 Base Salary	2011 Base Salary	% Increase in Base Salary from 2011
Peter E. Kalan	$530,400	$520,000	2%
Randy R. Wiese	$367,200	$360,000	2%
Joseph T. Ruble	$316,200	$310,000	2%
Bret C. Griess	$372,300	$365,000	2%
Michael J. Henderson	$341,700	$335,000	2%

        The base salary for each NEO was increased by 2% in 2012 as part of the normal compensation review process. These increases reflected changes in the external market and performance for the previous year.

2012 Annual Performance Bonuses

        Annual performance bonuses are awarded under the terms of our Performance Bonus Plan. Annual performance bonuses paid under the program are designed to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, provided other requirements are satisfied. Each year, the Compensation Committee establishes pre-determined objectives for the Company and for each NEO.

        The annual performance bonus for each NEO is determined as shown below. The base salary is multiplied by the target bonus percentage for each NEO. This result is then multiplied by (1) the percentage of the Company target achieved (which is the same for all NEOs) and (2) the percentage of the personal performance objectives achieved by each NEO. If the Company target is missed, no annual performance bonus will be paid under the Performance Bonus Plan even if the NEO achieves his individual performance objectives.

        NEO Target Bonus Percentage.    After considering the competitive information provided by PM&P, during 2012 the Compensation Committee recommended no changes in NEO target levels to the Board. The 2012 target bonus (and comparable 2011 target) as a percentage of base salary for each NEO is as follows:

Named Executive Officer	2012 Target Bonus— % of Base Salary	2011 Target Bonus— % of Base Salary
Peter E. Kalan	150%	150%
Randy R. Wiese	100%	100%
Joseph T. Ruble	100%	100%
Bret C. Griess	100%	100%
Michael J. Henderson	100%	100%

        Under the structure of the 2012 Performance Bonus Plan, our CEO's 2012 Annual Performance Bonus cannot exceed 200% (per the terms of the Performance Bonus Program approved by stockholders in May 2011) and the remaining NEO's 2012 Annual Performance Bonus cannot exceed 176%.

        2012 Company Performance.    The table below shows the Company's performance against the 2012 financial performance measures which consisted of targets for Revenue and Adjusted Operating Income. If the Company achieves the target levels of performance for Revenue and Adjusted Operating Income, the Company target bonus payout percentage is 100%. If the Company misses the minimum threshold for either of the target levels of performance for Revenue or Adjusted Operating Income, the Company target bonus percentage is 0%.

	2012 Actual	2012 Target (100% Payout)	2012 Minimum Threshold
Revenue	$756.9 million	$750.0 million	$707.9 million
Adjusted Operating Income(1)	$122.1 million	$112.0 million	$104.9 million

(1)
Adjusted Operating Income is calculated by excluding one or more unusual operating items that occur during the year that are not considered reflective of our recurring core business operating results and certain non-cash expense items, which may or may not exist in any given year, from our operating income prepared in accordance with GAAP, such that investors can better understand our cash generating capabilities over time. For 2012, the following items were excluded from our operating income prepared in accordance with GAAP in determining our Adjusted Operating Income:

•
acquisition related charges;

•
restructuring charges; and

•
amortization of acquired intangible assets.

        The 100% predetermined targets were established based upon the Company's initial internal targets for 2012 Revenue and Adjusted Operating Income, and were adjusted to reflect subsequent acquisition activity. For purposes of the Annual Performance Bonus Program, these amounts are derived from the 2012 audited financial information of the Company as provided in the Company's 2012 Form 10-K. The Compensation Committee also established minimum levels (see table above) necessary for the NEOs to receive any performance bonus.

        Based on the Company's actual 2012 financial performance as shown in the table above, the Company exceeded the 2012 targets for Revenue and Adjusted Operating Income; therefore the percentage of the 2012 bonus earned based on the predetermined financial objectives was 126.8%. The Compensation Committee reviewed the 2012 results and has certified this level of attainment of our financial performance goals for purposes of the 2012 Annual Performance Bonus Plan, and as a result NEOs were eligible to receive a bonus payment under the plan.

        2012 NEO Individual Performance Objectives.    The final element of the annual performance bonus is a determination by the Compensation Committee of each NEO's achievement of his individual performance objectives.

        The Compensation Committee may not rate an NEO as achieving more than 100% of his individual performance goals. The individual performance of each executive was evaluated compared to the agreed upon Common and Unique Objectives described below. These non-financial objectives are critical to our success and are designed to drive stockholder value over the long-term.

        Common Objectives.    Common elements of NEO objectives included:

  •
  Operational and Functional Responsibilities.  Each NEO has multiple objectives associated with the stewardship of his own areas of responsibility. The particular objectives vary by NEO, but typically include the achievement of both near and long term business unit objectives, meeting budget expectations and the professional development of staff.

        Unique Objectives.    The following are examples of categories of individual objectives unique to one or more of the NEOs based on area of responsibility within the Company:

  •
  Deliver on Key Development Initiatives.  As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones.

  •
  Key Client Relationships.  A significant portion of our revenue is derived from a small number of key clients, and a key objective is to ensure that these relationships remain strong and, when applicable, key contracts are renewed under terms satisfactory to both parties.

  •
  Growth Initiatives.  Implementation of the Company's long-term strategic plan is a key objective, including execution on the Company's merger, acquisition and partnership strategies, and when applicable, the successful integration of acquired assets.

  •
  Increasing Cost Efficiency.  NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.

        The Compensation Committee met in February 2013 to consider the 2012 performance of each NEO as compared to the individual's performance goals. Mr. Kalan, the CEO, reviewed the 2012 performance of the other NEOs and presented information to the Committee for consideration. The Compensation Committee determined that each NEO achieved 100% of his 2012 individual performance objectives.

        Calculations of 2012 Annual Performance Bonuses.    See Footnote (3) of the 2012 Summary Compensation Table on page 36 for the calculations of 2012 Annual Performance Bonuses for our NEOs.

2012 Long-Term Incentive Awards

        In 2012, the Compensation Committee continued the approach it implemented in 2007, and made restricted stock awards to our NEOs in two forms: 50% of the shares granted are time-based awards which vest in equal increments over a four-year period beginning on the first anniversary of the grant date, and 50% of the shares granted are performance-based awards which vest over a three-year period if certain performance thresholds are met.

        In determining the number of shares of restricted stock to be granted and the balance between performance-based and time-based vesting provisions, the Compensation Committee considered information and advice received from PM&P, as well as the views of executive officers and certain members of senior management concerning the use of performance-based vesting for restricted stock.

        The 2012 performance-based restricted stock awards vest in three equal annual increments if the Company attains either of the specified performance goals for 2012, 2013 and 2014. Each year's performance targets reflect a meaningful growth rate over the previous year's measures. If the Company does not attain either of the performance goals for a particular year, but does attain one of the performance targets in a subsequent year, then the unvested shares for the earlier year will vest in addition to the shares scheduled to vest in the current year. In other words, if a particular year's performance targets are missed, those shares can still vest in a subsequent year if the cumulative performance targets are met. See the 2012 Grants of Plan-Based Awards table on page 37 for additional information regarding the details of the 2012 restricted stock awards to our NEOs.

        The Compensation Committee determined and certified the performance of the measures related to our performance-based restricted stock awards for the 2012, 2011 and 2010 grants for purposes of determining the shares that vested based on performance. Based upon our 2012 results of operations, the Company achieved the 2012 Stock Price Measure and the Adjusted EPS target, so the first one-third of the 2012 performance-based restricted stock awards vested. The Company attained the specified 2010 and 2011 Adjusted EPS targets, and therefore vested the final one-third of the 2010 and the second one-third of the 2011 performance-based restricted stock awards. Since the second one-third of the 2011 performance-based award vested, the first one-third (which had not previously vested), became vested this year as well. This information is detailed in the table below:

	Stock Price Measure(1)		Adjusted EPS(2)
	2012 Actual	2012 Target	2012 Actual	2012 Target
First-year increment of 2012 Award	$19.70	$17.60	$3.24	$2.40
Second-year increment of 2011 Award	$19.70	$24.25	$3.51	$3.45
Third-year increment of 2010 Award	$19.70	$26.62	$3.51	$3.31

(1)
The Stock Price Measure represents the average closing market price of our common stock over the first 20 trading days after we publicly report our annual financial results.

(2)
Adjusted EPS currently being used in our performance-based restricted stock awards is calculated as follows:
  •
  First, we begin with income from continuing operations per diluted share calculated in accordance with GAAP.

  •
  We then add back to this amount the after-tax, per diluted share impact (applying the estimated income tax impact related to these items, and the weighted average diluted shares outstanding for the period) of the following items: (1) depreciation expense; (2) amortization of intangible assets; (3) stock-based compensation expense; (4) amortization of original issue discount on debt; (5) acquisition-related costs (e.g., in-process R&D costs, deal-related costs, change in fair value of contingent considerations (such as an earn-out), etc.); (6) impairment or write-off of intangible assets; (7) restructuring charges and other similar non-cash charges; (8) the difference between the book gain and the cash/economic gain on retirement of debt; and (9) any extraordinary, unusual, or non-recurring items of loss or expense. One or more of these may not exist in any given period.

  For the 2012 Adjusted EPS measure, the add backs to continuing operations from the above list included: (1) depreciation expense; (2) amortization of intangible assets; (3) impairment or write-off of intangible assets; (4) amortization of original issue discount on debt; (5) restructuring charges; and (6) acquisition-related costs.

  The calculation of Adjusted EPS for the 2010 and 2011 performance-based restricted stock awards is the same as that for 2012 noted directly above, but in addition, the estimated after-tax, per diluted share impact of stock-based compensation was also included as an add back to continuing operations.

Peer Group and NEO Compensation

Role of Benchmarking in Determining Compensation

        To assist the Compensation Committee in establishing 2012 compensation for our NEOs, PM&P provided a competitive assessment using peer group compensation information and industry survey data for the three primary elements of our NEO compensation packages:

  •
  base salary;

  •
  target total cash compensation (base salary plus target annual performance bonus); and

  •
  total direct compensation (target total cash compensation plus an annualized value of any long-term incentives granted).

This process involved identification of a peer group for comparison purposes, analysis of the projected total cash compensation (base salary plus annual performance bonus) of our NEOs for the prior year, and comparison with the equivalent peer group positions and industry survey data. The Compensation Committee recognizes that the peer group comparisons and the industry survey data may not be perfectly aligned because the executive titles and responsibilities at the peer group companies are not entirely comparable to the responsibilities of our NEOs with similar or equivalent titles. Despite these limitations, the committee believes this information is one important factor when determining executive compensation.

Peer Group Used for Benchmarking

        The peer group used for benchmarking is reviewed annually to ensure that its composition and characteristics remain consistent with our objectives. PM&P reviewed companies with a similar range of annual revenue within the data processing and outsourced services and application software industries. In addition to providing written materials to the Compensation Committee, PM&P discussed with the committee its experiences and observations regarding the compensation practices and philosophies of other companies.

        For 2012, PM&P recommended a number of changes to the peer group used in 2011 which are more reflective of the Company's position as a global data processing, application software and managed services provider. Our 2012 peer group was comprised of the following companies that ranged in size from $265 million to $2.3 billion in revenues as of year-end 2011:

Comverse Technology, Inc.	Convergys Corporation
DST Systems, Inc.	Echo Global Logistics, Inc.
Global Cash Access Holdings, Inc.	Informatica Corporation
Salesforce.com, Inc.	Sapient Corporation
Solera Holdings, Inc.	StarTek, Inc.
Stream Global Services, Inc.	Sykes Enterprises, Inc.
TeleTech Holdings, Inc.	TIBCO Software, Inc.

NEO Compensation Compared to the Peer Group

        The following is a summary comparison of base salary, total cash compensation (base salary plus target annual performance bonus) and target total direct compensation (base salary plus target annual performance bonus plus value of long-term incentive awards granted during the past year) compared to peer group companies and survey data based on PM&P information available in February 2012.

  •
  Base Salary.  For 2012, the Compensation Committee generally considered a base salary for an NEO to be competitive if such salary was near the market median (or 50th percentile).

  •
  Total Cash Compensation.  For 2012, the Compensation Committee generally considered targeted total cash compensation for an NEO to be competitive if such targeted total cash compensation was between the 50th and 75th percentile, assuming that the Company performance goals have been met or exceeded.

  •
  Total Direct Compensation.  For 2012, the Compensation Committee generally considered targeted total direct compensation (total cash compensation plus the value of any equity awards granted to the NEO during the past year) for an NEO to be competitive if such total direct compensation was between the 65th and 75th percentile.

        The table below shows how our NEOs' compensation compares (on a percentile basis) to our peer group company information for base salary, total cash compensation (base plus eligible annual performance bonus), and total direct compensation (base salary plus eligible annual performance bonus plus value of equity awards granted during the past year).

Named Executive Officer	Base Salary	Total Cash Compensation	Total Direct Compensation
Peter E. Kalan	Between the 25th and 50th	Near the 50th	Between the 25th and 50th
Randy R. Wiese	Near the 50th	Near the 75th	Near the 50th
Joseph T. Ruble(1)	Near the 25th	Near the 50th	Between the 50th and 75th
Bret C. Griess(2)	Near the 50th	Near the 50th	Near the 50th
Michael J. Henderson(3)	Near the 25th	Near the 50th	Near the 50th

(1)
Matched to fifth highest paid executive in the peer group with a 20% premium applied based on Mr. Ruble's job complexity relative to the resulting matches.

(2)
Matched to second highest paid executive in the peer group with a 10% premium applied based on Mr. Griess' level of responsibility to the resulting matches.

(3)
Matched to sales executives in the peer group with a 15% premium applied for Mr. Henderson's marketing duties.

Other

        The Compensation Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program of our NEOs. We offer our NEOs the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program, both of which include Company matching contributions. The committee views these deferral programs as individual retirement planning options for our NEOs and not as a long-term compensation program. The amount of our contributions for each NEO is reported in a footnote to the 2012 Summary Compensation Table on page 36, along with the details of various items of other NEO compensation. The maximum amount the Company matched under its 401(k) plan during 2012 (including pre-tax, discretionary and service matches) was $16,250 and under the nonqualified deferred compensation program it was $6,250.

        Our executive officers also have employment agreements with the Company. See Employment Agreements below for additional information.

Section 162(m) Requirements

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for federal income tax purposes for compensation paid to each of its NEOs who are employed as of the end of the year. This limitation does not currently apply to the compensation of a CFO or to compensation that qualifies under Section 162(m) as "performance-based" compensation (i.e., compensation paid only if the compensation is based on achievement of pre-established objective performance goals, the material terms of the performance goals are approved by stockholders and other Section 162(m) requirements are satisfied). In February 2012, the Compensation Committee established certain objective performance goals for our NEOs under our stockholder-approved Amended and Restated 2005 Stock Incentive Plan (the "Stock Incentive Plan") and our Performance Bonus Program. The material terms of the performance goals used under the Performance Bonus Program and the Stock Incentive Plan were approved by the Company's stockholders in May 2011. The Compensation Committee is responsible for the administration of both our Stock Incentive Plan and our Performance Bonus Program.

 COMPENSATION COMMITTEE REPORT

        The following Compensation Committee Report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this Proxy Statement and is required by Item 402(b) of SEC Regulation S-K.

        Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors: Frank V. Sica, Chairman Ronald H. Cooper John L. M. Hughes Donald V. Smith James A. Unruh

EXECUTIVE COMPENSATION TABLES

2012 Summary Compensation Table

        The following table contains information concerning compensation of the Company's CEO, CFO, and three other most highly compensated executive officers. All dollar values have been rounded to the nearest dollar.

Name and Principal Position(1)	Year	Base Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Peter E. Kalan	2012	$530,400	$1,742,500	$1,008,821	$18,388	$3,300,109
President and Chief Executive Officer	2011	$520,000	$1,634,550	—	$29,276	$2,183,826
	2010	$520,000	$1,523,250	$816,244	$20,598	$2,880,092
Randy R. Wiese	2012	$367,200	$820,000	$465,610	$17,518	$1,670,328
Executive Vice President and Chief	2011	$360,000	$769,200	—	$23,678	$1,152,878
Financial Officer	2010	$348,400	$649,920	$323,158	$21,559	$1,343,037
Joseph T. Ruble	2012	$316,200	$697,000	$400,942	$16,212	$1,430,354
Executive Vice President, General	2011	$310,000	$673,050	—	$24,619	$1,007,669
Counsel, Corporate Secretary and	2010	$291,200	$609,300	$270,103	$22,154	$1,192,757
Chief Administrative Officer
Bret C. Griess	2012	$372,300	$973,766	$472,076	$17,627	$1,835,769
Executive Vice President and Chief	2011	$365,000	$865,350	—	$16,814	$1,247,164
Operating Officer	2010	$338,000	$609,300	$313,512	$21,258	$1,282,070
Michael J. Henderson	2012	$341,700	$697,000	$433,276	$22,290	$1,494,266
Executive Vice President, Sales and	2011	$335,000	$673,050	—	$75,446	$1,083,496
Marketing	2010	$143,750	$642,600	$137,092	$134,941	$1,058,383

(1)
Each of the executive officers of the Company named in this table has a written employment agreement with the Company. The material terms of each employment agreement are summarized in the Employment Agreements section below.

(2)
This column reflects the aggregate grant date fair value of stock awards granted during the year computed in accordance with the accounting rules, FASB ASC Topic 718. Actual amount realized by the individual may differ. The assumptions used in determining the amounts are set forth in Note 13 of our 2012 Form 10-K. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and excludes the impact of estimated forfeitures. The grant date fair value of performance-based stock awards included in this balance is the maximum amount that can be earned under the award. See 2012 Grants of Plan-Based Awards on page 37 for details.

(3)
This column reflects annual performance bonus amounts earned by the persons named in this table for services performed during 2012, 2011 and 2010. Such amounts are paid during the first quarter following each year. For 2012, details of the "Non-Equity Incentive Plan Compensation" are as follows:

	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson
2012
Base salary at December 31, 2012	$530,400	$367,200	$316,200	$372,300	$341,700
2012 bonus target percentage	150.0%	100.0%	100.0%	100.0%	100.0%

	$795,600	$367,200	$316,200	$372,300	$341,700
2012 Company Objectives Percentage	126.8%	126.8%	126.8%	126.8%	126.8%

	$1,008,821	$465,610	$400,942	$472,076	$433,276

2012 Individual Objectives Percentage	100.0%	100.0%	100.0%	100.0%	100.0%

Totals	$1,008,821	$465,610	$400,942	$472,076	$433,276

(4)
This column reflects 2012, 2011 and 2010 compensation of the persons named in this table that is not reported in any other column of this table. For 2012, details of the "All Other Compensation" are as follows:

Compensation Item	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson
Company 401(k) retirement plan contributions	$16,250	$16,250	$14,074	$16,250	$10,000
Non-qualified deferred comp plan Company contributions	—	—	—	—	6,250
Financial planning benefits	2,000	1,130	2,000	1,317	—
Other perquisites	138	138	138	60	6,040

Totals	$18,388	$17,518	$16,212	$17,627	$22,290

2012 Grants of Plan-Based Awards

        The following table contains information concerning grants of non-equity and equity incentive plan-based awards by the Company during 2012 to the persons named in the 2012 Summary Compensation Table. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)
									Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target (100%)	Maximum	Threshold	Target (100%) (shares)	Maximum (shares)
Peter E. Kalan	—	$63,648	$795,600	$1,591,200	—	—	—	—	—
	February 23, 2012	—	—	—	Stock Price or Adj. EPS	53,125	53,125	—	$871,250
	February 23, 2012	—	—	—	—	—	—	53,125	$871,250
Randy R. Wiese	—	$29,376	$367,200	$646,272	—	—	—	—	—
	February 23, 2012	—	—	—	Stock Price or Adj. EPS	25,000	25,000	—	$410,000
	February 23, 2012	—	—	—	—	—	—	25,000	$410,000
Joseph T. Ruble	—	$25,296	$316,200	$556,512	—	—	—	—	—
	February 23, 2012	—	—	—	Stock Price or Adj. EPS	21,250	21,250	—	$348,500
	February 23, 2012	—	—	—	—	—	—	21,250	$348,500
Bret C. Griess	—	$29,784	$372,300	$655,248	—	—	—	—	—
	February 23, 2012	—	—	—	Stock Price or Adj. EPS	29,688	29,688	—	$486,883
	February 23, 2012	—	—	—	—	—	—	29,688	$486,883
Michael J. Henderson	—	$27,336	$341,700	$601,392	—	—	—	—	—
	February 23, 2012	—	—	—	Stock Price or Adj. EPS	21,250	21,250	—	$348,500
	February 23, 2012	—	—	—	—	—	—	21,250	$348,500

(1)
The actual amounts earned for 2012 are reported in the 2012 Summary Compensation Table on page 36 in the column titled "Non-Equity Incentive Plan Compensation." The estimated award amounts above assume the executive officers achieve 100% of their personal performance objectives (see Footnote (3) to the 2012 Summary Compensation Table on page 36).

(2)
All restricted stock awards considered "equity incentive plan awards" are performance-based awards granted under the Company's 2005 Stock Incentive Plan. To vest in awards, the executives must attain objective performance goals. The performance-based restricted stock awards granted in 2012 vest, if at all, in three approximately equal installments over a three-year period consisting of 2013, 2014 and 2015, and the objective performance goals are based upon either (i) a specified Adjusted EPS target or (ii) a specified Company Stock Price Measure.

(3)
All restricted stock awards considered "all other stock awards" are non-performance-based awards granted under the Company's 2005 Stock Incentive Plan. These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date.

(4)
This amount reflects the aggregate grant date fair value for both performance-based and non-performance-based restricted stock awards granted in 2012.

Outstanding Equity Awards at December 31, 2012

        The following table contains information concerning all unvested restricted stock held at December 31, 2012, by the persons named in the 2012 Summary Compensation Table. There were no outstanding stock options held by the NEOs at December 31, 2012. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
Name	Non-Performance Based Plan Awards: Number of Shares of Stock That Have Not Vested(2)	Non-Performance Based Plan Awards: Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(1)
Peter E. Kalan	116,250	$2,113,425	108,125	$1,965,713
Randy R. Wiese	53,000	$963,540	50,334	$915,072
Joseph T. Ruble	46,250	$840,825	43,750	$795,375
Bret C. Griess	58,438	$1,062,403	57,188	$1,039,678
Michael J. Henderson	43,125	$784,013	44,584	$810,537

(1)
These columns reflect the market value of restricted stock awards that have not vested as of December 31, 2012. The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2012, by the closing price of the Company's common stock on December 31, 2012 of $18.18.

(2)
Detailed information relating to the non-performance-based unvested restricted stock awards as of December 31, 2012 (all unvested restricted stock awards were granted under the Company's 2005 Stock Incentive Plan) is as follows:

Name	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Peter E. Kalan	February 19, 2009	12,500	February 19, 2013	12,500
	February 16, 2010	18,750	February 16, 2013	9,375
			February 16, 2014	9,375
	March 1, 2011	31,875	March 1, 2013	10,625
			March 1, 2014	10,625
			March 1, 2015	10,625
	February 23, 2012	53,125	February 23, 2013	13,281
			February 23, 2014	13,281
			February 23, 2015	13,281
			February 23, 2016	13,282

	Total	116,250

Randy R. Wiese	February 19, 2009	5,000	February 19, 2013	5,000
	February 16, 2010	8,000	February 16, 2013	4,000
			February 16, 2014	4,000
	March 1, 2011	15,000	March 1, 2013	5,000
			March 1, 2014	5,000
			March 1, 2015	5,000

Name	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
	February 23, 2012	25,000	February 23, 2013	6,250
			February 23, 2014	6,250
			February 23, 2015	6,250
			February 23, 2016	6,250

	Total	53,000

Joseph T. Ruble	February 19, 2009	4,375	February 19, 2013	4,375
	February 16, 2010	7,500	February 16, 2013	3,750
			February 16, 2014	3,750
	March 1, 2011	13,125	March 1, 2013	4,375
			March 1, 2014	4,375
			March 1, 2015	4,375
	February 23, 2012	21,250	February 23, 2013	5,312
			February 23, 2014	5,313
			February 23, 2015	5,312
			February 23, 2016	5,313

	Total	46,250

Bret C. Griess	February 19, 2009	4,375	February 19, 2013	4,375
	February 16, 2010	7,500	February 16, 2013	3,750
			February 16, 2014	3,750
	March 1, 2011	16,875	March 1, 2013	5,625
			March 1, 2014	5,625
			March 1, 2015	5,625
	February 23, 2012	29,688	February 23, 2013	7,422
			February 23, 2014	7,422
			February 23, 2015	7,422
			February 23, 2016	7,422

	Total	58,438

Michael J. Henderson	July 19, 2010	8,750	July 19, 2013	4,375
			July 19, 2014	4,375
	March 1, 2011	13,125	March 1, 2013	4,375
			March 1, 2014	4,375
			March 1, 2015	4,375
	February 23, 2012	21,250	February 23, 2013	5,312
			February 23, 2014	5,313
			February 23, 2015	5,312
			February 23, 2016	5,313

	Total	43,125

(3)
All performance-based restricted stock awards were granted under the Company's 2005 Stock Incentive Plan. The restricted stock awards will vest only when and if certain pre-set performance goals for a particular year are met and the Compensation Committee certifies that such goals have been met (which is anticipated to occur around March 1 of the following year). Detailed information relating to the performance-based unvested restricted stock awards as of December 31, 2012 is as follows:

Name	Grant Date	Unvested Shares	Scheduled Vesting Dates	Shares Vesting
Peter E. Kalan	February 16, 2010	12,500	March 1, 2013	12,500
	March 1, 2011	42,500	March 1, 2013	28,333
			March 1, 2014	14,167
	February 23, 2012	53,125	March 1, 2013	17,708
			March 1, 2014	17,708
			March 1, 2015	17,709

	Total	108,125

Randy R. Wiese	February 16, 2010	5,334	March 1, 2013	5,334
	March 1, 2011	20,000	March 1, 2013	13,333
			March 1, 2014	6,667
	February 23, 2012	25,000	March 1, 2013	8,333
			March 1, 2014	8,333
			March 1, 2015	8,334

	Total	50,334

Joseph T. Ruble	February 16, 2010	5,000	March 1, 2013	5,000
	March 1, 2011	17,500	March 1, 2013	11,666
			March 1, 2014	5,834
	February 23, 2012	21,250	March 1, 2013	7,083
			March 1, 2014	7,083
			March 1, 2015	7,084

	Total	43,750

Bret C. Griess	February 16, 2010	5,000	March 1, 2013	5,000
	March 1, 2011	22,500	March 1, 2013	15,000
			March 1, 2014	7,500
	February 23, 2012	29,688	March 1, 2013	9,896
			March 1, 2014	9,896
			March 1, 2015	9,896

	Total	57,188

Michael J. Henderson	July 19, 2010	5,834	March 1, 2013	5,834
	March 1, 2011	17,500	March 1, 2013	11,666
			March 1, 2014	5,834
	February 23, 2012	21,250	March 1, 2013	7,083
			March 1, 2014	7,083
			March 1, 2015	7,084

	Total	44,584

2012 Stock Vested

        The following table contains information concerning shares of restricted stock, which vested in the persons named in the 2012 Summary Compensation Table during 2012. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Peter E. Kalan	74,167	$1,194,347
Randy R. Wiese	31,000	$499,120
Joseph T. Ruble	27,709	$446,094
Bret C. Griess	27,396	$440,573
Michael J. Henderson	14,583	$240,022

(1)
This column includes both time-based and performance-based restricted stock shares vesting in 2012. On February 20, 2013, the Compensation Committee certified that the 2012 performance objectives were met for the 2012 (first year vesting period), 2011 (first and second year vesting period) and 2010 (third Year vesting period) performance-based restricted stock awards.

(2)
This column reflects the total dollar value realized upon the vesting of restricted stock during 2012. The total dollar value realized was computed by summing the dollar value realized for each share of restricted stock that vested. The dollar value realized for each share of restricted stock that vested was the closing market price of the Company's common stock on the date of vesting.

2012 Non-Qualified Deferred Compensation

        The following table contains information concerning contributions, earnings, withdrawals and account balances for the persons named in the 2012 Summary Compensation Table related to the Company's Wealth Accumulation Plan, or "Wealth Plan." All dollar values have been rounded to the nearest dollar.

        The Wealth Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of salary and/or cash bonus. Deferral elections must be made by December 15th of the preceding year and each participant may elect to defer a portion of their cash compensation (1) up to 25% of the participant's base salary and (2) up to 100% of the participant's cash bonus, not to exceed an aggregate maximum deferral of $700,000 for any one year.

        Payment elections for the deferral year must also be made by December 15th of the preceding year and the participant can elect to receive payment (1) as an in-service distribution or (2) upon termination of employment. In either event, the payment options are lump sum or monthly payments not to exceed 180 months. In 2001, Mr. Wiese made an election to receive certain payments under the plan and he received his final payment under this election in January 2012. The Company makes a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 for any one plan year. Participants direct all investments under this plan and are given an investment menu to select the appropriate investment allocation. Changes to the investment selection can be made at any time. Participants are always vested in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All of the NEOs except Mr. Henderson are fully vested in their Wealth Plan account balances.

Name	Aggregate Balance at December 31, 2011	Executive Contributions in 2012(1)	Company Contributions in 2012(2)	Aggregate Earnings in 2012	Aggregate Withdrawals/ Distributions in 2012	Aggregate Balance at December 31, 2012(3)
Peter E. Kalan	$605,868	—	—	$91,309	—	$697,177
Randy R. Wiese	$203,713	—	—	$29,568	$(6,666)	$226,615
Joseph T. Ruble	$329,462	—	—	$43,309	—	$372,771
Bret C. Griess	$721,000	—	—	$118,049	—	$839,049
Michael J. Henderson	$65,975	$27,326	$6,250	$5,889	—	$105,440

(1)
These amounts are also included in the "Base Salary" or "Non-Equity Incentive Plan Compensation" columns in the 2012 Summary Compensation Table on page 36.

(2)
These amounts were reported as "All Other Compensation" in the 2012 Summary Compensation Table on page 36 and as "Non-qualified deferred comp plan Company contributions" on page 37.

(3)
The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements beginning with the 2007 proxy statement: Mr. Kalan $280,233, Mr. Wiese $256,237, Mr. Ruble $264,905, Mr. Griess $163,861, and Mr. Henderson $65,004.

Employment Agreements

        The Company has entered into employment agreements with each of the NEOs. The employment agreements for each of Mr. Kalan, Mr. Wiese, Mr. Ruble, Mr. Griess and Mr. Henderson have been amended and restated from time to time. For purposes of this section, the employment agreements, as amended and restated, for each NEO are collectively referred to as the "employment agreements."

Basic Terms

        Mr. Kalan's restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 50% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Kalan's 2012 annual base salary was $530,400, and his 2012 incentive bonus target was 150% of his base salary.

        Mr. Wiese's restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Wiese's 2012 annual base salary was $367,200, and his 2012 incentive bonus target was 100% of his base salary.

        Mr. Ruble's restated employment agreement, dated May 29, 2008, provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 40% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Ruble's 2012 annual base salary was $316,200, and his 2012 incentive bonus target was 100% of his base salary.

        Mr. Griess' employment agreement, dated February 19, 2009, provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Griess' 2012 annual base salary was $372,300, and his 2012 incentive bonus target was 100% of his base salary.

        Mr. Henderson's employment agreement, dated July 1, 2010, provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Henderson's 2012 annual base salary was $341,700, and his 2012 incentive bonus target was 100% of his base salary. In March of 2011, the Company and Mr. Henderson agreed to amend his employment agreement removing any obligation of the Company to pay any excise tax, or associated interest and penalties, on excess parachute payments that are payable in connection with a change of control (all as defined in Mr. Henderson's employment agreement).

Termination for Death, Disability, Cause or Voluntary Resignation

        Each of the employment agreements will terminate upon the executive's death, and the Company may terminate the employment of the executive in the event of his disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The Company also may terminate the employment of the executive for "cause," the definition of which is summarized below. In the cases of death or disability, the executive (or his estate) would be entitled to receive his base salary through the employment termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and a pro rata portion of his annual incentive bonus for the year in which his employment terminates. In the case of termination for cause, the executive is not entitled to receive any salary after the employment termination date or any portion of his incentive bonus for the year in which his employment terminates. If the executive voluntarily resigns, then he is entitled to receive only his base salary through the employment termination date and any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date (unless such date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination).

Termination Without Cause or Due to Constructive Termination—Severance

        If the Company terminates the employment of the executive without cause prior to a change of control of the Company, then the Company must continue to pay such person's base salary for two years after the termination in the case of Mr. Kalan and one year after the termination in the cases of Messrs. Wiese, Ruble, Griess and Henderson (in each case, less compensation received from another employer), any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and an additional amount equal to a specified percentage of such person's base salary (160% in the case of Mr. Kalan, 115% in the cases of Messrs. Wiese, Ruble, Griess and Henderson, and in each case, one-half is payable within 30 days of the termination and the other one-half payable one year after the termination). If the termination without cause occurs after a change of control of the Company, then the Company must pay the executive's base salary for two years after the termination (in a lump sum within 30 days after the termination and without regard to other employment), any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and an additional amount equal to a specified percentage of such person's base salary (210% in the case of Mr. Kalan, 165% in the cases of Messrs. Wiese, Ruble, Griess and Henderson, and in each case payable in a lump sum within 30 days after the termination). See Potential Payments Upon Termination of Employment on page 45 for additional information regarding potential severance.

        The employment agreements contain provisions relating to a constructive termination (consisting of a material change in the executive's duties and responsibilities or assignment to the executive of materially inappropriate duties and responsibilities, in either case without the executive's written consent) but require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. If a constructive termination occurs, then the executive is entitled to the same compensation as if the Company had terminated his employment without cause (either before or after a change of control of the Company, as the case may be).

Termination Without Cause or Due to Constructive Termination—Benefits

        If the Company terminates the executive's employment because of the executive's disability, then the executive is entitled to continue his participation in the Company's group medical and hospital insurance, dental insurance, life insurance and long-term care insurance plans ("Group Plans") to the extent permitted by the Group Plans or applicable governmental regulations, until the first to occur of the cessation of such disability, the executive's death, attainment of age 65 or receipt of substantially equivalent benefits from another employer. If the Company terminates the executive's employment without cause prior to a change of control, then the executive is entitled to continue his participation in the Group Plans for two years after the effective date of such termination in the case of Mr. Kalan and one year after the effective date of such termination in the cases of Messrs. Wiese, Ruble, Griess and Henderson to the extent permitted by the Group Plans or applicable governmental regulations, or until his receipt of substantially equivalent benefits from another employer, whichever occurs first; if the termination without cause occurs after a change of control, then the potential period of continued participation in the Group Plans is two years rather than one year for all of the executives. In the case of a constructive termination, the executive's continued participation in the Group Plans is on the same basis as if the Company had terminated the executive's employment without cause (either before or after a change of control of the Company, as the case may be).

Definitions

        Cause.    For purposes of the employment agreement with Mr. Wiese and the employment agreement with Mr. Henderson, "cause" means (1) the executive's confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty, (2) the executive's certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies on the part of the executive, (3) the executive's refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel, (4) the executive's excessive absenteeism (other than by reason of physical injury, disease or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after his receipt of a written notice from the Board or the CEO of the Company setting forth the particulars of such absenteeism, (5) material violation by the executive of his nondisclosure obligations under the employment agreement, (6) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after his receipt of a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such negligence, (7) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after the executive's receipt of a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such non-compliance, (8) material failure by the executive to comply with a lawful directive of the Board or the CEO of the Company and failure to cure such non-compliance within 20 days after the executive's receipt of a written notice from the Board or the CEO of the Company setting forth in reasonable detail the particulars of such non-compliance, (9) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive's failure to cure such breach within 20 days after the executive's receipt of a written notice from the

Board or the CEO of the Company setting forth in reasonable detail the particulars of such breach or (10) willful misconduct or fraud on the part of the executive in the performance of the executive's duties under the employment agreement as determined in good faith by the Board.

        The definition of "cause" in the employment agreements with Messrs. Kalan, Ruble and Griess do not contain clauses (2) and (3) in the foregoing list of events constituting "cause." In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for cause of the executive's employment under the employment agreement. Any termination of the executive's employment for cause must be authorized by a majority vote of the Board taken not later than six months (in the case of Mr. Wiese and Mr. Henderson) or nine months (in the cases of Messrs. Kalan, Ruble and Griess) after a majority of the members of the Board (other than the executive) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination. For purposes of the unvested restricted stock discussed below, the definition of "cause" is the same as the definition in the restated employment agreement with Mr. Wiese.

        Change of Control.    For purposes of the employment agreements and the unvested restricted stock discussed below, a "change of control" of the Company generally includes (1) the merger or consolidation of the Company into another corporation, (2) the acquisition of 30% or more of the outstanding common stock by any person, entity, or group of persons, (3) a "going private" transaction involving the Company, (4) the sale or other disposition of all or substantially all of the Company's property and assets, (5) the disposition to a third party of a major portion or portions of the Company's business measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold and (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The preceding sentence is qualified by reference to the actual more detailed definition of "change of control" contained in the applicable agreements between the Company and Messrs. Kalan, Wiese, Ruble, Griess and Henderson, respectively.

Potential Payments Upon Termination of Employment

Termination for Death, Disability or Voluntary Resignation

        Assuming that the executive's death, the termination of the executive's employment by reason of his disability or the executive's voluntary resignation occurred on December 31, 2012, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2012 but no further cash payments or benefits from the Company except as provided in the following sentence. In the case of a termination of the executive's employment by reason of his disability, the executive would be entitled to the continuation of group medical, dental, life and long-term disability insurance until the first to occur of the cessation of such disability, the executive's death, attainment of age 65 or receipt of substantially equivalent benefits from another employer. The monthly premiums at December 31, 2012, for such insurance coverages were approximately $1,563 for Mr. Kalan (age 53), $1,623 for Mr. Wiese (age 53), $1,613 for Mr. Ruble (age 52), $815 for Mr. Griess (age 44), and $1,156 for Mr. Henderson (age 55).

Termination for Cause

        Assuming that the termination of the executive's employment for cause occurred on December 31, 2012, the executive would be entitled to receive his base salary through the termination date and any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date but no further cash payments or benefits from the Company.

 Termination Without Cause Prior to a Change of Control

        Assuming that the Company terminated the executive's employment on December 31, 2012, without cause (including a constructive termination) prior to a change of control of the Company, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2012. In addition, the executive would be entitled to receive the payments and benefits shown in the following table:

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Totals
Base salary(1)	$1,060,800	$367,200	$316,200	$372,300	$341,700	$2,458,200
Additional amount of base salary(2)	848,640	422,280	363,630	428,145	392,955	2,455,650
Group medical, dental, life and long-term disability benefits(3)	37,514	19,471	19,353	9,775	13,876	99,989

	$1,946,954	$808,951	$699,183	$810,220	$748,531	$5,013,839

(1)
Base salary amounts (two years for Mr. Kalan and one year for the other executive officers) would be reduced by any compensation received from another employer and are payable ratably over the 24 months following the termination of employment for Mr. Kalan and over the 12 months following termination of employment for the other executive officers.

(2)
Fifty percent (50%) of the amount payable would be paid no later than 30 days after the effective date of termination of employment, and the other 50%, without interest, one year after the effective date of termination of employment.

(3)
Amount represents premiums based upon monthly premiums being paid as of December 31, 2012, payable for 24 months following termination of employment for Mr. Kalan and over 12 months following termination of employment for the other executive officers. Benefits will cease upon the executive's receipt of substantially equivalent benefits from another employer.

Termination Without Cause After a Change of Control

        Assuming that the Company terminated the executive's employment on December 31, 2012, without cause (including a constructive termination) after a change of control of the Company, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2012. In addition, the executive would be entitled to receive the payments and benefits shown in the following table (which include the value of 224,375, 103,334, 90,000, 115,626 and 87,709 unvested shares of restricted stock held, respectively, by Messrs. Kalan, Wiese, Ruble, Griess, and Henderson on December 31, 2012, which would vest upon such termination of employment without cause after a change of control):

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Totals
Base salary(1)	$1,060,800	$734,400	$632,400	$744,600	$683,400	$3,855,600
Additional amount of base salary(1)	1,113,840	605,880	521,730	614,295	563,805	3,419,550
Group medical, dental, life and long-term disability benefits(2)	37,514	38,942	38,706	19,551	27,751	162,464
Acceleration of vesting of restricted stock awards(3)	4,079,138	1,878,612	1,636,200	2,102,081	1,594,550	11,290,581

	$6,291,292	$3,257,834	$2,829,036	$3,480,527	$2,869,506	$18,728,195

(1)
Amount payable would be paid in a lump sum within 30 days after the termination of employment without regard to other employment.

(2)
Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2012. Benefits will cease upon the executive's receipt of substantially equivalent benefits from another employer.

(3)
Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a change of control, multiplied by the closing market price of the Company's common stock on December 31, 2012 of $18.18.

        Except for Mr. Henderson, if any of the payments required to be made to Messrs. Kalan, Wiese, Ruble or Griess upon a termination of employment without cause (including a constructive termination) prior to or after a change of control of the Company could constitute "excess parachute payments" under Section 280G (the golden parachute provision) of the Internal Revenue Code of 1986 and the executive becomes liable for any excise tax on such payments (and any interest or penalties on such excise tax), then the Company must pay to the executive (1) the amount of such excise tax, interest and penalties (the initial "gross-up payment") and (2) a series of additional amounts equal to the income, excise and other taxes for which the executive would become liable as a result of the initial "gross-up payment" and each such additional "gross-up payment." The Company has similar obligations to the executives, other than to Mr. Henderson, in the case of accelerated vesting of restricted shares of common stock as a result of a termination of employment without cause (including a constructive termination) after a change of control. The Company believes that payments in the amounts set forth in the immediately preceding table would not constitute "excess parachute payments."

        Each employment agreement contains provisions (a) restricting the disclosure by the executive of confidential information of the Company during the term of the agreement and thereafter, (b) restricting the executive from soliciting employees of the Company for employment with another employer for a period of one year after the termination of the executive's employment with the Company and (c) restricting the executive from engaging in various activities directly or indirectly involving competition with the Company for a period of one year after the termination of the executive's employment with the Company. Each agreement authorizes the Company to seek injunctive relief to prevent a violation or potential violation of the restrictive provisions described in this paragraph, and the Company also can exercise any other rights and remedies that might be available to the Company in the particular circumstances.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

        As described under the heading Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance and align executive pay with stockholder return over the short and long term. Under this program, our named executive officers are rewarded for the achievement of specific annual and long-term strategic financial and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 22.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at our Annual Meeting:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the
compensation of our named executive officers,
as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of KPMG LLP served as the Company's independent registered public accounting firm for 2012 and has been appointed by the Company's Audit Committee to serve in such capacity for 2013. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

        The following table sets forth (1) as "Audit Fees" the aggregate fees billed by KPMG LLP for 2012 and 2011 for professional services rendered for audits of the Company's annual consolidated financial statements and reviews of financial statements included in the Company's quarterly reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company's internal control over financial reporting, (2) as "Audit-Related Fees" the aggregate fees billed by KPMG LLP in 2012 and 2011 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company's financial statements that are not reported under "Audit Fees," and (3) as "Tax Fees" the aggregate fees billed by KPMG LLP in 2012 and 2011 for federal, state and foreign tax compliance, tax advice and tax planning services:

	2012	2011
Audit Fees	$1,469,940	$1,478,196
Audit-Related Fees	1,800	—
Tax Fees	414,640	3,197

Total:	$1,886,380	$1,481,393

        Other than as reported above, no other fees were billed by KPMG LLP for 2012 or 2011.

Pre-Approval Policies and Procedures

        The Audit Committee Charter requires the Audit Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company's independent registered public accounting firm. The Audit Committee has delegated to the Chairman of the Committee the authority to perform the Committee's responsibilities with respect to such approvals. The Audit Committee Chairman is required to report to the Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2003, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by the Chairman of the Committee pursuant to the delegated authority referred to above.

        Although the Company's Audit Committee is directly responsible for the appointment of the Company's independent registered public accounting firm, the Board is requesting the Company's stockholders to ratify the Audit Committee's appointment of KPMG LLP to serve in such capacity for 2013 so that the Company will have the benefit of its stockholders' views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2013. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2013 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends that Stockholders
Vote FOR Ratification of the Appointment of KPMG LLP as the
Company's Independent Registered Public Accounting Firm for 2013.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        The primary purposes of the Audit Committee, as set forth in its Charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and provide oversight of our risk and compliance management programs.

        We have implemented procedures to assure that the Audit Committee performs each of its responsibilities under its Charter. During 2012, and thereafter through the completion of the audit of the Company's financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent registered public accounting firm.

        We reviewed and discussed both with management of the Company and with the Company's independent registered public accounting firm, KPMG LLP, the Company's audited consolidated financial statements for 2012.

        We also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to AU Sec.380."

        We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

        Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company for 2012 be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors: Bernard W. Reznicek, Chairman Donald B. Reed Janice I. Obuchowski

RELATED PARTY TRANSACTIONS

        Our Audit Committee Charter, as amended November 18, 2010, requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term "related party transactions" includes all transactions required to be disclosed pursuant to SEC Regulation S-K Item 404. As defined by Item 404, a "related party transaction" is generally any effected or proposed transaction, arrangement or relationship in which:

  (1)
  the Company was or is to be a participant;

  (2)
  the amount involved exceeds or is expected to exceed $120,000; and

  (3)
  any "related person" has a direct or indirect interest.

        "Related person" generally means:

  •
  a director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder who is known to be the beneficial owner of more than 5% of our common stock;

  •
  any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household; or

  •
  any firm, corporation or other entity in which any of the foregoing persons (1) is employed by, a director of or a partner or principal in such entity or (2) has a beneficial ownership interest of 10% or more.

        There were no transactions during 2012, and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of Regulation S-K, other than as described in this proxy statement.

STOCKHOLDER PROPOSALS

        Under our bylaws, a stockholder who wishes to bring any business before the 2014 Annual Meeting of Stockholders of the Company must give advance written notice to us of such business and of any proposal which such stockholder wishes to have included in our proxy statement and on the proxy card for such annual meeting. The notice must be sent to our Secretary at our principal executive office, be received no later than December 6, 2013, and contain certain information required by our bylaws. A stockholder proposal received after December 6, 2013 would be untimely. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in our proxy statement a proposal with respect to a particular matter. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112.

        Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain advance notice and informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the address set forth on the first page of this proxy statement.

        The bylaw requirements referred to above do not supersede the conditions and requirements established by the SEC for stockholder proposals to be included in our proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

 HOUSEHOLDING

        We have adopted a procedure called "householding," which is permitted by the SEC. Under this procedure, we deliver a single copy of the proxy materials and the Form 10-K to stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and the Form 10-K to any stockholder at a shared address to which we delivered a single copy of any of these documents. To request a separate delivery of such documents now or in the future, a stockholder may submit a written request to our Investor Relations Department at the following address:

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112
Attn: Investor Relations Department

        You may also submit an oral request to such department at (303) 200-2000. Stockholders sharing an address who currently receive multiple copies of the proxy statements or Forms 10-K and who would rather receive only a single copy of any of such documents may request such delivery change by writing or calling our Investor Relations Department in the manner described above.

OTHER MATTERS

        Because no stockholder has given us timely written notice of business not discussed in this proxy statement which such stockholder intends to bring before the Annual Meeting, under our bylaws, no stockholder may properly bring any other business before the Annual Meeting. As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

 ANNUAL REPORT AND FINANCIAL STATEMENTS

        Our 2012 Annual Report on Form 10-K, including financial statements, has accompanied the mailing of this proxy statement. The Form 10-K does not constitute and should not be considered a part of this proxy solicitation material, except to the extent specifically incorporated herein. We will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of the Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended December 31, 2012. Such written request should be directed to the Investor Relations Department of the Company at the address appearing on page 52 of this proxy statement or may be submitted as an oral request to such department at (303) 200-2000.

By Order of the Board of Directors

Joseph T. Ruble Secretary

April 9, 2013

        ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

        YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

        IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN "STREET NAME," YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01L93B 3 2 A V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3. For Against Abstain For Against Abstain Change of Address — Please print new address below. 01 - Ronald H. Cooper 02 - Janice I. Obuchowski 03 - Donald B. Reed 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 2. Advisory approval of the Company’s executive compensation. 3. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 5 8 8 9 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2013. Vote by Internet • Go to www.envisionreports.com/csgs • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Peter E. Kalan and Joseph T. Ruble, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the “Company”) standing in the name of the undersigned at the annual meeting of stockholders of the Company to be held at the office of CSG International, 18020 Burt Street, Elkhorn, Nebraska, at 8:00 a.m. (Central Time) on May 16, 2013, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF PROPOSALS 2 AND 3. The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company to be held on May 16, 2013, the Proxy Statement of the Company for such Annual Meeting, and the 2012 Form 10-K of the Company. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. (Items to be voted appear on reverse side.) Proxy — CSG Systems International, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.